Exhibit 10.5

Execution Version

AMENDED AND RESTATED SECURITY AGREEMENT

by

ALERIS INTERNATIONAL, INC.,

ALERIS ROLLED PRODUCTS, INC.,

ALERIS ROLLED PRODUCTS, LLC,

ALERIS ROLLED PRODUCTS SALES CORPORATION,

IMCO RECYCLING OF OHIO, LLC,

ALERIS OHIO MANAGEMENT, INC.

and

NICHOLS ALUMINUM, LLC,

as Pledgors,

THE OTHER PLEDGORS PARTY HERETO,

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

Dated as of June 25, 2018

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-ii-

SCHEDULE 1	Pledged Securities

EXHIBIT 1	Form of Issuer’s Acknowledgment
EXHIBIT 2	Form of Securities Pledge Amendment
EXHIBIT 3	Form of Joinder Agreement
EXHIBIT 4	Form of Copyright Security Agreement
EXHIBIT 5	Form of Patent Security Agreement
EXHIBIT 6	Form of Trademark Security Agreement
EXHIBIT 7	Form of Perfection Certificate

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AMENDED AND RESTATED SECURITY AGREEMENT

This Amended and Restated Security Agreement dated as of June 25, 2018 (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”) made by ALERIS INTERNATIONAL, INC., a Delaware corporation (the “Company”), ALERIS ROLLED PRODUCTS, INC., a Delaware corporation, ALERIS ROLLED PRODUCTS, LLC, a Delaware limited liability company, ALERIS ROLLED PRODUCTS SALES CORPORATION, a Delaware corporation, IMCO RECYCLING OF OHIO, LLC, a Delaware limited liability company, ALERIS OHIO MANAGEMENT, INC., a Delaware corporation, NICHOLS ALUMINUM, LLC, a Delaware limited liability company (collectively the “Domestic Borrowers”), any additional entities which become parties hereto, in each case as pledgors, assignors and debtors (such additional entities, together with the Domestic Borrowers, the “Pledgors,” and each, a “Pledgor”), in favor of JPMORGAN CHASE BANK, N.A., in its capacity as administrative agent pursuant to the Credit Agreement (as hereinafter defined), as pledgee, assignee and secured party (in such capacities and together with any successors in such capacities, the “Administrative Agent”).

R E C I T A L S:

A. The Domestic Borrowers, Aleris Aluminum Duffel BVBA, Aleris Rolled Products Germany GmbH, Aleris Casthouse Germany GmbH, Aleris Switzerland GmbH (collectively, the “Borrowers”), the Administrative Agent, J.P. Morgan Europe Limited, as European agent (in such capacity, the “European Agent”), and the Lenders are parties to that certain Credit Agreement dated as of June 15, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, including without limitation, pursuant to the Fourth Amendment (as defined below), the “Credit Agreement”).

B. On the date hereof, the Borrowers, the Administrative Agent, the European Agent and the Lenders are entering into that certain Amendment No. 4 to Credit Agreement (the “Fourth Amendment”).

C. Reference is made to that certain Pledge and Security Agreement dated as of June 15, 2015 (as amended, supplemented or modified prior to the date hereof, the “Original Security Agreement”), pursuant to which the Pledgors granted a Lien in certain of their assets to the Administrative Agent, for the benefit of the Secured Parties, as security for the Secured Obligations.

D. In order to induce the Administrative Agent and the Lenders to enter into the Fourth Amendment, the Pledgors have agreed to amend and restate in its entirety the Original Security Agreement and pledge all of their rights, title and interest in the Collateral (as hereinafter defined) to the Administrative Agent, for the benefit of the Secured Parties, as security for the Secured Obligations.

A G R E E M E N T:

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Pledgor and the Administrative Agent hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

SECTION 1.1 Definitions

(a) Unless otherwise defined herein or in the Credit Agreement, capitalized terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC; provided that in any event, the following terms shall have the meanings assigned to them in the UCC:

“Bank”; “Chattel Paper”; “Commercial Tort Claims”; “Commodity Account”; “Contracts”; “Control”; “Documents”; “Equipment”; “Fixtures”; “General Intangibles”; “Goods,” “Inventory”; “Letter-of-Credit Rights”; “Letters of Credit”; “Money”; “Proceeds”; “ Records”; “Software”; and “Supporting Obligations.”

(b) Terms used but not otherwise defined herein that are defined in the Credit Agreement shall have the meanings given to them in the Credit Agreement.

(c) The following terms shall have the following meanings:

“ABL Intercreditor Agreement” means that certain ABL Intercreditor Agreement, dated as of June 25, 2018, between the Administrative Agent, as ABL Facility Agent and Applicable ABL Obligations Representative in respect of the ABL Obligations (each as defined therein), Deutsche Bank AG New York Branch, as First Lien Facility Agent, Applicable First Lien Agent and First Lien/Junior Lien Intercreditor Representative (each as defined therein), U.S. Bank National Association, as Junior Lien Facility Agent and Applicable Junior Lien Agent (each as defined therein), and the other parties from time to time party thereto, and acknowledged by the Company and certain of its Subsidiaries as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the Credit Agreement.

“ABL Priority Collateral” shall have the meaning assigned to the term “ABL Priority Collateral” in the ABL Intercreditor Agreement.

“Account” shall have the meaning set forth in Article 9 of the UCC and in any event shall include but shall not be limited to any and all rights to payment for the sale or lease of goods, or rendition of services, whether or not they have been earned by performance, and any and all Supporting Obligations in respect thereof.

“Account Debtor” means any Person obligated on an Account.

“Administrative Agent” shall have the meaning assigned to such term in the Preamble hereof.

“Agreement” shall have the meaning assigned to such term in the Preamble hereof.

“CFC” shall mean any Subsidiary of the Company that is a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“CFC Holdco” shall mean any Subsidiary of the Company that owns, directly or indirectly, no material assets other than equity interests (or equity interests and indebtedness) of one or more CFCs.

“Collateral” shall have the meaning assigned to such term in Section 2.1 hereof.

“Collateral Access Agreement” means any landlord waiver or other agreement, in form and substance reasonably satisfactory to the Administrative Agent, between the Administrative Agent and any third party (including any bailee, consignee, customs broker, or other similar Person) in possession of any ABL Priority Collateral or any landlord of any real property where any ABL Priority Collateral is located, as such landlord waiver or other agreement may be amended, restated, supplemented or otherwise modified from time to time.

“Collateral Deposit Account” shall have the meaning set forth in Section 7.1(a).

“Collateral Report” means any certificate (including any Borrowing Base Certificate), report or other informational document delivered by any Pledgor to the Administrative Agent or any Lender with respect to the ABL Priority Collateral pursuant to any Loan Document.

“Collection Account” shall have the meaning set forth in Section 7.1(b).

“Company” shall have the meaning assigned to such term in the Preamble hereof.

“Copyright Security Agreement” shall mean an agreement substantially in the form of Exhibit 4 hereto.

“Copyrights” shall mean, collectively, with respect to each Pledgor, all copyrights (whether statutory or common law, whether established or registered in the United States or any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished) and all copyright registrations and applications made by such Pledgor, together with any and all (i) rights and privileges arising under applicable law with respect to the foregoing, (ii) renewals, supplements and extensions thereof and amendments thereto, (iii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including damages and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present or future infringements thereof.

“Deposit Accounts” shall mean, collectively, with respect to each Pledgor, (i) all “deposit accounts” as such term is defined in the UCC and in any event shall include all accounts and sub-accounts relating to any of the foregoing accounts and (ii) all cash, funds, checks, notes and instruments from time to time on deposit in any of the accounts or sub-accounts described in clause (i) of this definition.

“Discharge” shall have the meaning ascribed thereto in the ABL Intercreditor Agreement.

“Distributions” shall mean, collectively, with respect to each Pledgor, all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Securities, from time to time received, receivable or otherwise distributed to such Pledgor in respect of or in exchange for any or all of the Pledged Securities.

“Excluded Deposit Accounts” means any zero balance disbursement accounts, any accounts solely holding withheld taxes or sales tax proceeds, any holding accounts in respect of employee benefit plans, payroll accounts, escrow, defeasance and redemption accounts, fiduciary or trust accounts, other similar accounts, in each case, solely to the extent such accounts are used exclusively for such purpose, and all assets held in or credited to any such accounts.

“Excluded Assets” shall mean the following assets of the Pledgors:

(a) any owned real property not constituting Mortgaged Property and any leasehold interest in real property where any Pledgor is a tenant;

(b) motor vehicles or other movable goods the perfection of which would require notation upon or delivery of a certificate of title or similar documentation or registration;

(c) (1) any rights or interests in any contract, lease, permit, license, charter or license agreement, covering real or personal property, as such, if under the terms of such contract, lease, permit, license, or charter or license agreement, or applicable law with respect thereto, the valid grant of a security interest or Lien therein to the Administrative Agent is prohibited or restricted and such prohibition or restriction has not been or is not waived, or if consent of another party or a governmental agency with respect to such contract, lease, permit, license, or charter or license agreement, is required and has not been or is not otherwise obtained or under applicable law such prohibition cannot be waived, or (2) any other asset if pursuant to applicable law with respect thereto the valid grant of a security interest or Lien therein to the Administrative Agent is prohibited or restricted and such prohibition or restriction has not been or is not waived, or if consent of a governmental agency with respect to such asset is required and has not been or is not otherwise obtained or under applicable law such prohibition cannot be waived, provided that the foregoing exclusions pursuant to subclauses (1) and (2) shall not apply if any such prohibition is ineffective or unenforceable under Sections 9-406, 9-407, 9-408 or 9-409 of the UCC or other applicable law or so as to limit, impair or otherwise affect the Administrative Agent’s unconditional continuing security interests in and Liens upon any rights or interests of the Pledgors in or to monies due or to become due under any such contract, lease, permit, license, or charter or license agreement, or with respect to such asset;

(d) any Equity Interests in any Foreign Subsidiary that is a CFC or any Subsidiary that is a CFC Holdco in excess of 100% of the outstanding non-voting stock (if any) and 65% of the outstanding voting stock of any such Foreign Subsidiary or CFC Holdco;

(e) Equity Interests in any joint venture or non-wholly owned Subsidiary, in each case, with a third party that is not an Affiliate, to the extent a pledge of such Equity Interests is prohibited or restricted by the documents covering such joint venture or non-wholly owned Subsidiary; provided that the foregoing exclusion shall not apply if any such prohibition is ineffective or unenforceable under Sections 9-406, 9-407, 9-408 or 9-409 of the UCC or other applicable law;

(f) any property subject to a Capital Lease Obligation, a purchase money security interest or a Sale and Lease-Back Transaction that is permitted under the Credit Agreement;

(g) any United States intent-to-use trademark application prior to the filing and acceptance by the United States Patent and Trademark Office of a “Statement of Use” or “Amendment to Allege Use” with respect thereto to the extent that the grant or perfection of a Lien under the Security Documents will constitute or result in the abandonment, invalidation or rendering unenforceable of any right, title or interest of any Pledgor therein; provided that such property or asset will be an Excluded Asset only to the extent and for so long as the consequences specified above will result and will cease to be an Excluded Asset and will become part of the Collateral immediately and automatically, at such time as such consequences will no longer result;

(h) margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), Equity Interests in any immaterial Subsidiary (to the extent a Lien thereon cannot be perfected by the filing of a UCC financing statement) and Equity Interests in any Unrestricted Subsidiary, any captive insurance company or any not-for-profit Subsidiary;

(i) Excluded Deposit Accounts; and

(j) any asset to the extent that the adverse tax consequences of providing a security interest therein are excessive in relation to the benefit afforded thereby as reasonably determined by the First Lien/Junior Lien Intercreditor Representative and the Company (with respect to Non-ABL Priority Collateral) or the Administrative Agent and the Company (with respect to ABL Priority Collateral) and so long as such asset is not subject to a Lien securing any Non-ABL Obligations;

provided that no asset that is subject (or purported to be subject) to a Lien securing any Non-ABL Obligations shall constitute an Excluded Asset.

“First Lien/Junior Lien Intercreditor Representative” shall have the meaning ascribed thereto in the ABL Intercreditor Agreement.

“Fourth Amendment Effective Date” shall mean June 25, 2018.

“Governmental Authority” means the government of the United States, Belgium, Germany, Switzerland or any other nation or any political subdivision thereof, whether state, provincial, territorial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity (including any European supranational body) exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including the European Central Bank and the Council of Ministers of the European Union.

“Instruments” shall mean, collectively, with respect to each Pledgor, all “instruments,” as such term is defined in Article 9, rather than Article 3, of the UCC, and shall include all promissory notes, drafts, bills of exchange or acceptances.

“Intellectual Property Collateral” shall mean, collectively, all Patents, Trademarks, Copyrights, Technology and Intellectual Property Licenses of each Pledgor, whether now or hereafter owned, licensed or acquired.

“Intellectual Property Licenses” shall mean, collectively, with respect to each Pledgor, all license and distribution agreements with, and covenants not to sue, any other party concerning Intellectual Property or Intellectual Property Collateral, whether such Pledgor is a licensor or licensee, distributor or distributee under any such license or distribution agreement, together with any and all (i) renewals, supplements, and amendments thereof, (ii) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements, breaches or violations thereof, (iii) rights to sue for past, present and future infringements, breaches or violations thereof and (iv) other rights to use, exploit or practice any or all of the Intellectual Property or Intellectual Property Collateral.

“Joinder Agreement” shall mean an agreement substantially in the form of Exhibit 3 hereto.

“Lock Boxes” shall have the meaning set forth in Section 7.1(a).

“Lock Box Agreements” shall have the meaning set forth in Section 7.1(a).

“Mortgaged Property” means, collectively, (a) the owned real property and improvements listed on Schedule 7(a) to the Perfection Certificate and (b) the owned real property and improvements acquired after the Fourth Amendment Effective Date by a Pledgor in fee simple with an individual fair market value (measured at the time of acquisition thereof and based on any of (i) an appraisal, (ii) the valuations set forth in the most recently available tax assessments for such property or (iii) any other method that the Company believes reasonable in its good faith judgment) in excess of $5,000,000, if any, except for any portion of real property that contains improvements located in an area identified by the Federal Emergency Management Agency (or a successor agency) as a “special flood hazard area,” encumbered by a Mortgage delivered after the Fourth Amendment Effective Date pursuant to Section 5.20 of the Credit Agreement.

“Non-ABL Obligations” shall have the meaning assigned to such term in the ABL Intercreditor Agreement.

“Non-ABL Obligations Documents” shall have the meaning assigned to such term in the ABL Intercreditor Agreement.

“Non-ABL Priority Collateral” shall have the meaning assigned to such term in the ABL Intercreditor Agreement.

“Notes Facility Agent” has the meaning assigned to the term “Junior Lien Notes Collateral Agent” in the ABL Intercreditor Agreement.

“Organizational Documents” shall mean, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity; and (d) in each case, all shareholder or other equity holder agreements, voting trusts and similar arrangements to which such Person is a party or which is applicable to its Equity Interests and all other arrangements relating to the control or management of such Person.

“Patents” shall mean, collectively, with respect to each Pledgor, all patents and all patent applications (whether issued, applied for or allowed in the United States or any other country or any political subdivision thereof), together with any and all (i) rights and privileges arising under applicable law with respect to such Pledgor’s rights with respect to the foregoing, (ii) inventions, discoveries, designs and improvements described or claimed therein, (iii) reissues, divisions, continuations, reexaminations, extensions and continuations-in-part thereof and amendments thereto, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present or future infringements thereof.

“Patent Security Agreement” shall mean an agreement substantially in the form of Exhibit 5 hereto.

“Perfection Certificate” shall mean that certain perfection certificate to be executed and delivered by the Pledgors in connection with the execution and delivery of the Fourth Amendment, to be dated on or about the Fourth Amendment Effective Date and substantially identical to the form attached hereto as Exhibit 7.

“Pledge Amendment” shall have the meaning assigned to such term in Section 5.1 hereof.

“Pledged Securities” shall mean, collectively, with respect to each Pledgor, (i) all issued and outstanding Equity Interests (other than any Equity Interests that are Excluded Assets) of each issuer set forth on Schedule 1 hereto as being owned by such Pledgor and all options, warrants, rights, agreements and additional Equity Interests of whatever class of any such issuer acquired by such Pledgor (including by issuance), together with all rights, privileges, authority and powers of such Pledgor relating to such Equity Interests in each such issuer or under any Organizational Document of each such issuer, and the certificates, instruments and agreements representing such Equity Interests and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such Equity Interests, (ii) all Equity Interests (other than any Equity Interests that are Excluded Assets) of any issuer, which Equity Interests are hereafter acquired by such Pledgor (including by issuance) and all options, warrants, rights, agreements and additional Equity Interests of whatever class of any such issuer acquired by such

Pledgor (including by issuance), together with all rights, privileges, authority and powers of such Pledgor relating to such Equity Interests or under any Organizational Document of any such issuer, and the certificates, instruments and agreements representing such Equity Interests and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such Equity Interests, from time to time acquired by such Pledgor in any manner, and (iii) all Equity Interests (other than any Equity Interests that are Excluded Assets) issued in respect of the Equity Interests referred to in clause (i) or (ii) upon any consolidation or merger of any issuer of such Equity Interests.

“Pledgor” shall have the meaning assigned to such term in the Preamble hereof.

“Receivables” means the Accounts and other Collateral relating thereto that constitute rights or claims to receive money.

“Securities Collateral” shall mean, collectively, the Pledged Securities and the Distributions.

“Technology” shall mean, collectively, all trade secrets, know how, technology (whether patented or not), rights in Software (including source code and object code), rights in data and databases, rights in Internet web sites, customer and supplier lists, proprietary information, methods, procedures, formulae, descriptions, compositions, technical data, drawings, specifications, name plates, catalogs, confidential information and the right to limit the use or disclosure thereof by any person, pricing and cost information, business and marketing plans and proposals, together with any and all (i) rights and privileges arising under applicable law with respect to the foregoing, (ii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future misappropriations or violations thereof, (iii) rights corresponding thereto throughout the world and (iv) rights to sue for past, present and future misappropriations or violations thereof.

“Term Loan Facility Agent” has the meaning ascribed to the term “First Lien Facility Agent” in the ABL Intercreditor Agreement.

“Trademarks” shall mean, collectively, with respect to each Pledgor, all trademarks (including service marks), slogans, logos, certification marks, trade dress, uniform resource locators (URLs), domain names, corporate names, brand names, and trade names and other identifiers of source or goodwill, whether registered or unregistered, and all registrations and applications for the foregoing (whether statutory or common law and whether established or registered or applied for in the United States or any other country or any political subdivision thereof), together with any and all (i) rights and privileges arising under applicable law with respect to any of the foregoing, (ii) extensions and renewals thereof and amendments thereto, (iii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements, dilutions or violations thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present and future infringements, dilutions or violations thereof.

“Trademark Security Agreement” shall mean an agreement substantially in the form of Exhibit 6 hereto.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Administrative Agent’s and the Secured Parties’ security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“ULC/Partnership” shall mean any unlimited company, unlimited liability company or unlimited liability corporation or any similar entity existing under the laws of any province or territory of Canada and any successor to any such entity.

“ULC/Partnership Interest” shall mean means a Pledgor’s shares of or other equity interest in any ULC/Partnership or its interest as a general partner in any ULC/Partnership.

SECTION 1.2 Interpretation

The rules of interpretation specified in the Credit Agreement (including Section 1.03 thereof) shall be applicable to this Agreement.

SECTION 1.3 Resolution of Drafting Ambiguities

Each Pledgor acknowledges and agrees that it was represented by counsel in connection with the execution and delivery hereof, that it and its counsel reviewed and participated in the preparation and negotiation hereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party (i.e., the Administrative Agent) shall not be employed in the interpretation hereof.

SECTION 1.4 Perfection Certificate.

The Administrative Agent and each Secured Party agree that the Perfection Certificate and all descriptions of Collateral, schedules, amendments and supplements thereto are and shall at all times remain a part of this Agreement.

ARTICLE II

GRANT OF SECURITY AND SECURED OBLIGATIONS

SECTION 2.1 Grant of Security Interest

(a) As collateral security for the payment and performance in full of all the Secured Obligations, each Pledgor hereby pledges and grants to the Administrative Agent for the benefit of the Secured Parties a Lien on and security interest in all of the right, title and interest of such Pledgor in, to and under the following property, wherever located, and whether now existing or hereafter arising or acquired from time to time (collectively, the “Collateral”):

(i) all Securities Collateral and Investment Property;

(ii) all Equipment, Goods, Inventory and Fixtures;

(iii) all Intellectual Property Collateral;

(iv) all Accounts;

(v) all General Intangibles

(vi) all Instruments, Documents and Chattel Paper;

(vii) the Commercial Tort Claims described on Schedule 12 to the Perfection Certificate;

(viii) all Money and all Deposit Accounts;

(ix) all Letters of Credit and Letter-of-Credit Rights;

(x) all Supporting Obligations;

(xi) all books and records relating to the Collateral; and

(xii) all Proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to such Pledgor from time to time with respect to any of the foregoing.

Notwithstanding anything to the contrary contained in clauses (i) through (x) above, subject to Section 2.1(b), the security interest created by this Agreement shall not extend to, and the term “Collateral” shall not include, any Excluded Assets.

(b) Notwithstanding anything to the contrary herein, the Pledgors may elect at any time to include in Collateral any asset (whether an Excluded Asset or otherwise) that would not have constituted Collateral on the Fourth Amendment Effective Date; provided that (i) the applicable Pledgor may amend this Agreement or enter into security agreements, pledges, collateral assignments, mortgages or other instruments to create and perfect a security interest in favor of the Administrative Agent for the benefit of the Secured Parties in such asset which are on customary terms (and accompanied by customary ancillary documentation, including, but not limited to, opinions of counsel), in each case pursuant to documentation reasonably acceptable to each of the Company and the Administrative Agent, and (ii) the granting of such Lien to the Administrative Agent over such additional asset(s) shall not trigger a default under the ABL Intercreditor Agreement and shall be in compliance with the requirements of the Credit Agreement. Prior to delivery of any such additional documentation, the Administrative Agent shall have the opportunity to request and receive an Officers’ Certificate certifying that such documentation (i) will cause no default under the ABL Intercreditor Agreement and (ii) is in compliance with the terms of the Credit Agreement.

(c) Notwithstanding anything to the contrary herein, no Pledgor shall be required to make any filings with respect to Patents, Trademarks and Copyrights other than UCC financing statements and filings in the United States Patent and Trademark Office and the United States Copyright Office.

(d) Notwithstanding anything to the contrary herein, no actions in any jurisdiction outside the United States will be required by any Pledgor in order to create any security interests in assets of any Pledgor located or titled outside of the United States, or to perfect any security interests in such assets, including any intellectual property registered in any jurisdiction outside the United States. Furthermore, no pledgor will be required to (a) enter into control agreements or otherwise perfect any security interest by “control” (other than as specifically required by this Agreement with respect to the Collateral Deposit Accounts and Lock Boxes, and the delivery of stock certificates or other certificates, if any, constituting Collateral representing equity interests of the Pledgors (other than the Company) and their respective Subsidiaries to the extent possession of such certificates perfects a security interest therein and intercompany notes (other than between Loan Parties) and other notes in excess of $5,000,000); or (b) perfect security interests in (x) letter-of-credit rights or (y) commercial tort claims with a value less than $5,000,000, except in the case of letter-of-credit rights to the extent such security can be perfected solely by filing of a UCC-1 financing statement. In addition, there will be no security agreements or pledge agreements governed under the laws of any jurisdiction outside the United States required to be executed by any Pledgor.

(e) Notwithstanding anything to the contrary herein, in no event shall the Administrative Agent be required to register in any foreign jurisdiction or pursuant to any foreign local law, and the Pledgors shall not be required to perfect the security interest in any Collateral that would require the Administrative Agent to make such registration. For the avoidance of doubt, nothing herein shall be construed to limit, hinder or affect the creation of any Lien in favor of the Administrative Agent or the European Agent, as applicable, or the ability of the Administrative Agent or the European Agent, as applicable, to perfect its Lien therein, with respect to any collateral of the European Loan Parties.

(f) The Pledgors shall not be required to perfect the security interest in any item of Non-ABL Priority Collateral as to which the First Lien/Junior Lien Intercreditor Representative and the Company shall determine in their reasonable discretion that the costs of perfecting a security interest in such item are excessive in relation to the value of such security being perfected thereby.

SECTION 2.2 Filings

(a) Each Pledgor hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any relevant jurisdiction any financing statements (including fixture filings) and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Collateral, including (i) whether such Pledgor is an organization, the type of organization and any organizational identification number issued to such Pledgor, (ii) any financing or continuation statements or other documents without the signature of such Pledgor where permitted by law, including the filing of a financing statement describing the Collateral as “all assets now owned or hereafter acquired by the Pledgor or in which Pledgor otherwise has rights” and (iii) in the case of a financing statement filed as a fixture filing or covering Collateral constituting minerals or the like to be extracted or timber to be cut, a sufficient description of the real property to which such Collateral relates. Each Pledgor agrees to provide all information described in the immediately preceding sentence to the Administrative Agent promptly upon request by the Administrative Agent.

(b) Each Pledgor hereby ratifies its authorization for the Administrative Agent to file in any relevant jurisdiction any financing statements relating to the Collateral if filed prior to the date hereof.

(c) Each Pledgor hereby further authorizes the Administrative Agent to file filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office), including this Agreement, the Copyright Security Agreement, the Patent Security Agreement and the Trademark Security Agreement, or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by such Pledgor hereunder, without the signature of such Pledgor, and naming such Pledgor, as debtor, and the Administrative Agent, as secured party.

(d) Notwithstanding the foregoing authorizations, in no event shall the Administrative Agent be obligated to prepare or file any financing statements or make any filings with the United States Patent and Trademark Office and/or the United States Copyright Office (or any successor office or any similar office in any other country) whatsoever, or to maintain the perfection of the security interest granted hereunder. Each Pledgor agrees to prepare, record and file, at its own expense, financing statements (and continuation statements when applicable), the Copyright Security Agreement, the Patent Security Agreement and the Trademark Security Agreement (and/or any other similar documents) with respect to the Collateral now existing or hereafter created meeting the requirements of applicable federal or state law in such manner and in such jurisdictions as are necessary to perfect and maintain perfected the Administrative Agent’s Lien on and security interest in the Collateral, and to deliver a file-stamped copy of each such financing statement or other evidence of filing to the Administrative Agent. Regardless of the terms of any other provision of this Agreement or any of the related documents, neither the Trustee nor the Administrative Agent shall be under any obligation whatsoever to file the Copyright Security Agreement, the Patent Security Agreement, the Trademark Security Agreement or any other similar documents (with regard to currently existing or after-acquired Intellectual Property Collateral) or any financing or continuation statements or to make any other filing under the UCC in connection with this Agreement (or have any liability arising from the making of or the failure to make such filings).

ARTICLE III

PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES;

USE OF COLLATERAL

SECTION 3.1 Delivery of Certificated Securities Collateral

Each Pledgor represents and warrants that, except as set forth in Section 4.10(d), all certificates, agreements or instruments representing or evidencing the Securities Collateral in existence on the date hereof have been delivered to the Administrative Agent or its bailee in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank, and that the Administrative Agent has a perfected third priority security interest therein subject only to Liens permitted under Section 6.02 of the Credit Agreement and to the Liens of the Term Loan Facility Agent and the Notes Facility Agent. Each Pledgor hereby agrees that all certificates representing or evidencing Securities Collateral acquired by such Pledgor after the date hereof shall promptly (but in any event within forty-five (45) days after receipt thereof by such Pledgor or, prior to the date of the Discharge of Non-ABL Obligations, such later date as First Lien/Junior Lien Intercreditor Representative may specify under a provision that exists in substantially the same form under the applicable Non-ABL Obligations Documents) be delivered to and held by or on behalf of the Administrative Agent or its bailee pursuant hereto. All certificated Securities Collateral shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank. The Administrative Agent shall have the right (subject to the terms of the ABL Intercreditor Agreement), at any time upon the occurrence and during the continuance of any Event of Default, to endorse, assign or otherwise transfer to or to register in the name of the Administrative Agent or any of its nominees or endorse for negotiation any or all of the Securities Collateral, without any indication that such Securities Collateral is subject to the security interest hereunder.

SECTION 3.2 Perfection of Uncertificated Securities Collateral

(a) Each Pledgor represents and warrants that the Administrative Agent has a perfected third priority security interest (subject to Liens permitted under Section 6.02 of the Credit Agreement having priority under applicable law and the Liens of the Term Loan Facility Agent and the Notes Facility Agent) in all uncertificated Pledged Securities pledged by it hereunder that are in existence on the date hereof. Each Pledgor hereby agrees that if any of the Pledged Securities are at any time not evidenced by certificates of ownership, then each applicable Pledgor shall, to the extent permitted by applicable law, (i) cause the issuer of Pledged Securities that is not a party to this Agreement to execute and deliver to the Administrative Agent an acknowledgment of the pledge of such Pledged Securities substantially in the form of Exhibit 1 hereto, (ii) if necessary or desirable to perfect a security interest in such Pledged Securities, cause such pledge to be recorded on the equityholder register or the books of such issuer, execute any customary pledge forms or other documents necessary or appropriate to complete the pledge and give the Administrative Agent the right to transfer such Pledged Securities under the terms hereof, and (iii) subject to the terms of the ABL Intercreditor Agreement, after the occurrence and during the continuance of any Event of Default, upon request by the Administrative Agent, (A) cause the Organizational Documents of each such issuer that is a Subsidiary of the Company to be amended to provide that such Pledged Securities shall be treated as “securities” for purposes of the UCC and (B) cause such Pledged Securities to become certificated and delivered to the Administrative Agent or its bailee in accordance with the provisions of Section 3.1.

(b) In the case of each Pledgor which is an issuer of Securities Collateral, such Pledgor agrees (i) to be bound by the terms of this Agreement relating to the Securities Collateral issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) promptly to note on its books the security interests granted to the Administrative Agent and confirmed under this Agreement and (iii) that it will, subject to the terms of the ABL Intercreditor Agreement, comply with instructions of the Administrative Agent with respect to the applicable Securities Collateral (including all Equity Interests of such issuer) without further consent by the applicable Pledgor.

SECTION 3.3 Financing Statements and Other Filings; Maintenance of Perfected Security Interest

Each Pledgor represents and warrants that all financing statements, agreements, instruments and other documents necessary to perfect the security interest granted by it to the Administrative Agent in respect of the Collateral have been delivered to the Administrative Agent in completed and, to the extent necessary or appropriate, duly executed form for filing in each governmental, municipal or other office specified in Schedule 6 to the Perfection Certificate. Each Pledgor agrees that at the sole cost and expense of the Pledgors, such Pledgor will maintain the security interest created by this Agreement in the Collateral as a perfected (x) first priority security interest in the ABL Priority Collateral (subject to Liens permitted by Section 6.02 of the Credit Agreement having priority under applicable law), and (y) third priority security interest in the Non-ABL Priority Collateral (subject to Liens permitted by Section 6.02 of the Credit Agreement having priority under applicable law and the Liens of the Term Loan Facility Agent and the Notes Facility Agent) and authorizes the Administrative Agent to file all UCC-3 continuations statements necessary to continue the perfection of the security interest created by this Agreement.

SECTION 3.4 Other Actions

In order to further ensure the attachment, perfection and priority of, and the ability of the Administrative Agent to enforce, the Administrative Agent’s security interest in the Collateral, each Pledgor represents and warrants (as to itself) as follows and agrees, in each case at such Pledgor’s own expense, to take the following actions with respect to the following Collateral:

(a) [Reserved].

(b) Commercial Tort Claims. As of the date hereof, each Pledgor hereby represents and warrants that it holds no Commercial Tort Claims other than those listed in Schedule 12 to the Perfection Certificate. If any Pledgor shall at any time hold or acquire a Commercial Tort Claim in excess of $5,000,000, such Pledgor shall promptly notify the Administrative Agent in writing signed by such Pledgor of the brief details thereof and grant to the Administrative Agent in such writing a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in such form and substance as is reasonably necessary to grant a security interest in such Commercial Tort Claim.

(c) Accounts and Chattel Paper.

(i) The names of the obligors, amounts owing, due dates and other information with respect to each Pledgor’s Accounts and Chattel Paper are and will be correctly stated in all records of such Pledgor relating thereto and in all invoices and Collateral Reports with respect thereto furnished to the Administrative Agent by such Pledgor from time to time. As of the time when each Account or each item of Chattel Paper arises, such Pledgor shall be deemed to have represented and warranted that such Account or Chattel Paper, as the case may be, and all records relating thereto, are genuine and in all respects what they purport to be.

(ii) With respect to each Pledgor’s Accounts, except as specifically disclosed on the most recent Collateral Report or arising out of facts or circumstances occurring after the date of the most recent Collateral Report, (i) all Accounts are Eligible Accounts; (ii) all Accounts represent bona fide sales of Inventory or rendering of services to Account Debtors in the ordinary course of such Pledgor’s business and are not evidenced by a judgment, Instrument or Chattel Paper; (iii) there are no setoffs, claims or disputes existing or asserted with respect thereto and such Pledgor has not made any agreement with any Account Debtor for any extension of time for the payment thereof, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except a discount or allowance allowed by such Pledgor in the ordinary course of its business and consistent with reasonable business judgment; (iv) to such Pledgor’s knowledge, there are no facts, events or occurrences which impair the validity or enforceability thereof in any material respect or could reasonably be expected to reduce the amount payable thereunder as shown on such Pledgor’s books and records and any invoices, statements and Collateral Reports with respect thereto in any material respect; (v) such Pledgor has not received any notice of proceedings or actions which are threatened or pending against any Account Debtor which might result in any materially adverse change in such Account Debtor’s financial condition; and (vi) such Pledgor has no knowledge that any Account Debtor has become insolvent or is generally unable to pay its debts as they become due.

(iii) In addition, with respect to all of each Pledgor’s Accounts, (i) the amounts shown on all invoices, statements and Collateral Reports with respect thereto are actually owing to such Pledgor as indicated thereon and are not in any way contingent; (ii) no payments have been or shall be made thereon except payments immediately delivered to a Lock Box or a Collateral Deposit Account as required pursuant to Section 7.1; and (iii) to such Pledgor’s knowledge, all Account Debtors have the capacity to contract.

(d) Inventory.

(i) With respect to any of a Pledgor’s Inventory scheduled or listed on the most recent Collateral Report, (a) such Inventory (other than Inventory in transit or being processed by a third party) is located at one of such Pledgor’s locations set forth on Schedule 14 to the Perfection Certificate, (b) no Inventory (other than Inventory in transit or being processed by a third party) is now, or shall at any time or times hereafter be stored at any other location except as permitted by Section 3.4(h), (c) such Pledgor has good, indefeasible and merchantable title to such Inventory and such Inventory is not subject to any Lien or security interest or document whatsoever except for Liens permitted under Section 6.02 of the Credit Agreement, (d) except as specifically disclosed in the most recent Collateral Report, such Inventory is Eligible Inventory, (e) such Inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties which would require any consent of any third party upon sale or disposition of that Inventory or the payment of any monies to any third party upon such sale or other disposition, (f) such Inventory has been produced in compliance in all material respects with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder and (g) the completion of manufacture, sale or other disposition of such Inventory by the Administrative Agent following an Event of Default shall not require the consent of any Person and shall not constitute a breach or default under any contract or agreement to which such Pledgor is a party or to which such property is subject.

(ii) Each Pledgor will do all things necessary to maintain, preserve, protect and keep its Inventory in working and saleable condition, except for damaged or defective goods arising in the ordinary course of such Pledgor’s business.

(iii) If an Account Debtor returns any Inventory to a Pledgor when no Event of Default exists, then such Pledgor shall promptly determine the reason for such return and shall promptly report each such event or circumstance on the Borrowing Base Certificates submitted by it in the manner required with respect to such Borrowing Base Certificate. In the event any Account Debtor returns Inventory to such Pledgor when an Event of Default exists, such Pledgor, upon the request of the Administrative Agent, shall: (i) hold the returned Inventory in trust for the Administrative Agent; (ii) segregate all returned Inventory from all of its other property; (iii) dispose of the returned Inventory solely according to the Administrative Agent’s written instructions; and (iv) not issue any credits or allowances with respect thereto without the Administrative Agent’s prior written consent. All returned Inventory shall be subject to the Administrative Agent’s Liens thereon. Whenever any Inventory is returned, the related Account shall be deemed ineligible to the extent of the amount owing by the Account Debtor with respect to such returned Inventory and such returned Inventory shall not be Eligible Inventory.

(iv) Each Pledgor will conduct a physical count of its Inventory at least once per fiscal year, and after and during the continuation of an Event of Default, at such other times as the Administrative Agent requests. Such Pledgor, at its own expense, shall deliver to the Administrative Agent the results of each physical verification, which such Pledgor has made, or has caused any other Person to make on its behalf, of all or any portion of its Inventory. Such Pledgor will maintain a perpetual inventory reporting system at all times.

(v) Each Pledgor shall (i) maintain any Equipment necessary for the conduct of its business in good working order, ordinary wear and tear excepted and (ii) promptly inform the Administrative Agent of any additions to or deletions from its Equipment which individually or in the aggregate exceed $25,000,000.

(e) Receivables.

(i) No Pledgor will make or agree to make any discount, credit, rebate or other reduction in the original amount owing on a Receivable or accept in satisfaction of a Receivable less than the original amount thereof, except that, prior to the occurrence of an Event of Default, such Pledgor may reduce the amount of Accounts arising from the sale of Inventory in accordance with its reasonable commercial judgment and in the ordinary course of business.

(ii) Except as otherwise provided in this Agreement, each Pledgor will collect and enforce, at such Pledgor’s sole expense, all amounts due or hereafter due to such Pledgor under the Receivables owned by it, in accordance with reasonable business practices.

(iii) Each Pledgor will deliver to the Administrative Agent promptly upon its request after the occurrence and during the continuation of an Event of Default duplicate invoices with respect to each Account owned by it bearing such language of assignment as the Administrative Agent shall specify.

(iv) If (i) any discount, credit or agreement to make a rebate or to otherwise reduce the amount owing on any Receivable owned by any Pledgor exists or (ii) if, to the knowledge of any Pledgor, any dispute, setoff, claim, counterclaim or defense exists or has been asserted or threatened with respect to any such Receivable, such Pledgor shall promptly report each such event or circumstance on the Borrowing Base Certificates submitted by it in the manner required with respect to such Borrowing Base Certificate.

(v) Each Pledgor shall take all steps necessary to grant the Administrative Agent Control of all electronic chattel paper in accordance with the UCC and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

(f) Collateral Records. Each Pledgor will maintain complete and accurate books and records with respect to the Collateral owned by it.

(g) Instruments, Documents and Tangible Chattel Paper. As of the date hereof, no Collateral is evidenced by any Instrument, Document or Tangible Chattel Paper other than such Instruments, Documents and Tangible Chattel Paper listed in Schedule 10 to the Perfection Certificate. Each Instrument and each item of Tangible Chattel Paper listed in Schedule 10 to the Perfection Certificate has been properly endorsed, assigned and delivered to the Administrative Agent, accompanied by instruments of transfer or assignment duly executed in blank. If any amount then payable under or in connection with any of the Collateral shall be evidenced by any Instrument or Tangible Chattel Paper, and such amount, together with all amounts payable evidenced by any Instrument or Tangible Chattel Paper not previously delivered to the Administrative Agent or its bailee, exceeds $5,000,000 in the aggregate for all Pledgors, the Pledgor acquiring such Instrument or Tangible Chattel Paper shall promptly (but in any event within five (5) days after receipt thereof or, in the case of such Collateral constituting Non-ABL Priority Collateral, and prior to the date of the Discharge of Non-ABL Obligations, such later date as First Lien/Junior Lien Intercreditor Representative may specify under a provision that exists in substantially the same form under the applicable Non-ABL Obligations Documents) endorse, assign and deliver the same to the Administrative Agent, or its bailee accompanied by such instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time specify. Promptly upon the Administrative Agent’s reasonable request, Pledgors shall deliver to the Administrative Agent or its bailee (and thereafter hold in trust for the Administrative Agent upon receipt and immediately deliver to the Administrative Agent or its bailee) any Document evidencing or constituting Collateral.

(h) Locations. Such Pledgor will not (i) maintain any ABL Priority Collateral owned by it in excess of $2,000,000 in value at any location other than those locations listed on Schedule 14 to the Perfection Certificate, or (ii) otherwise change, or add to, such locations unless such Pledgor promptly notifies the Administrative Agent and is in compliance with Section 4.16.

SECTION 3.5 Joinder of Additional Pledgors

The Pledgors shall cause each Subsidiary of the Company which, from time to time, after the date hereof shall be required to pledge any assets to the Administrative Agent for the benefit of the Secured Parties pursuant to the provisions of the Credit Agreement, to execute and deliver to the Administrative Agent (i) a Joinder Agreement substantially in the form of Exhibit 3 hereto and (ii) a Perfection Certificate, in each case, within forty-five (45) days of the date on which it was acquired or created and, in each case, upon such execution and delivery, such Subsidiary shall constitute a “Pledgor” for all purposes hereunder with the same force and effect as if originally named as a Pledgor herein. The execution and delivery of such Joinder Agreement shall not require the consent of any Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Pledgor as a party to this Agreement.

SECTION 3.6 Supplements; Further Assurances

Each Pledgor shall take such further actions, and execute and/or deliver to the Administrative Agent such additional financing statements, amendments, assignments, agreements, supplements, powers and instruments, as is reasonably necessary or appropriate in order to create, perfect, preserve and protect the security interest in the Collateral as provided herein and the rights and interests granted to the Administrative Agent hereunder, to carry into effect the purposes hereof or better to assure and confirm the validity, enforceability and priority of the Administrative Agent’s security interest in the Collateral or permit the Administrative Agent to exercise and enforce its rights, powers and remedies hereunder with respect to any Collateral, including the filing of financing statements, continuation statements and other documents (including this Agreement) under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interest created hereby and in such offices (including the United States Patent and Trademark Office and the United States Copyright Office) wherever required by law to perfect, continue and maintain the validity, enforceability and priority of the security interest in the Collateral as provided herein and to preserve the other rights and interests granted to the Administrative Agent hereunder, as against third parties, with respect to the Collateral; provided that such amendments, assignments, agreements, supplements, powers and instruments shall (i) be in customary form and accompanied by customary ancillary documents reasonably satisfactory to Administrative Agent, (ii) not cause a default under any Intercreditor Agreement, (iii) be in compliance with the Credit Agreement and (iv) contain such provisions regarding the duties, liabilities, obligations, indemnities, benefits and protections of the Administrative Agent as are reasonably acceptable to the Administrative Agent. Without limiting the generality of the foregoing, each Pledgor shall make, execute, endorse, acknowledge, file or refile and/or deliver to the Administrative Agent from time to time upon reasonable request by the Administrative Agent such lists, schedules, descriptions and designations of the Collateral, copies of warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, supplements, additional security agreements, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments as the Administrative Agent shall reasonably request. If an Event of Default has occurred and is continuing, subject to the terms of the ABL Intercreditor Agreement, the Administrative Agent may institute and maintain, in its own name or in the name of any Pledgor, such suits and proceedings as the Administrative Agent may be advised by counsel shall be necessary or expedient to prevent any impairment of the security interest in or the perfection thereof in the Collateral. All of the foregoing shall be at the sole cost and expense of the Pledgors.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

Each Pledgor represents, warrants and covenants as follows:

SECTION 4.1 Title

Except for the security interest granted to the Administrative Agent for the benefit of the Secured Parties pursuant to this Agreement and Liens permitted by Section 6.02 of the Credit Agreement, such Pledgor owns and has rights and, as to Collateral acquired by it from time to time after the date hereof, will own and have rights in each item of Collateral pledged by it hereunder, and has the power to transfer the Collateral, free and clear of any and all Liens or claims of others (other than licenses granted in the ordinary course of business). Such Pledgor has the corporate or other organizational power and authority to grant to the Administrative Agent the security interest in the Collateral pursuant hereto. In addition, no Liens or claims exist on the Securities Collateral, other than as permitted by Section 6.02 of the Credit Agreement. Schedules 11(a) through 11(d) of the Perfection Certificate set forth a true, correct and complete list of all Patents, Trademarks and Copyrights registered or applied for in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, that is owned by each such Pledgor and all Intellectual Property Licenses under which such Pledgor exclusively licenses Copyrights from a third party (each such Intellectual Property License, an “Exclusive Copyright License”).

SECTION 4.2 Validity of Security Interest

The security interest in and Lien on the Collateral granted to the Administrative Agent for the benefit of the Secured Parties hereunder constitutes (a) a legal and valid security interest in all the Collateral securing the payment and performance of the Secured Obligations, and (b) subject to the filings and other actions described in Schedule 6 to the Perfection Certificate (to the extent required to be listed on the schedules to the Perfection Certificate as of the date this representation is made or deemed made) and intellectual property filings with the United States Patent and Trademark Office and the United States Copyright Office, a perfected security interest in all the Collateral to the extent required to be perfected hereunder. The security interest and Lien granted to the Administrative Agent for the benefit of the Secured Parties pursuant to this Agreement in and on the Collateral will at all times constitute a perfected, continuing security interest therein, prior to all other Liens on the Collateral except for Liens permitted by Section 6.02 of the Credit Agreement. Without limiting the foregoing, this Agreement constitutes a legal valid and binding obligation of each Pledgor, enforceable against such Pledgor, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 4.3 Defense of Claims; Transferability of Collateral

Each Pledgor shall, at its own cost and expense, defend title to the ABL Priority Collateral pledged by it hereunder and the security interest therein and Lien thereon granted to the Administrative Agent and the priority thereof against all claims and demands of all persons, at its own cost and expense, at any time claiming any interest therein adverse to the Administrative Agent or any other Secured Party other than Liens permitted under Section 6.02 of the Credit Agreement. Each Pledgor shall, at its own cost and expense, use commercially reasonable efforts to defend title to the Non-ABL Priority Collateral pledged by it hereunder and the security interest therein and Lien thereon granted to the Administrative Agent and the priority thereof against all claims and demands of all persons, at its own cost and expense, at any time claiming any interest therein materially adverse to the Administrative Agent or any other Secured Party other than Liens permitted under Section 6.02 of the Credit Agreement. There is no agreement, order, judgment or decree, and, except as permitted under the Credit Agreement, no Pledgor shall enter into any agreement or take any other action, that would restrict the transferability of any of the Collateral or otherwise impair or conflict with such Pledgor’s obligations or the rights of the Administrative Agent hereunder.

SECTION 4.4 Other Financing Statements

It has not filed, nor authorized any third party to file (nor will it file or authorize), any valid or effective financing statement (or similar statement, instrument of registration or public notice under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Collateral, except such as have been filed in favor of the Administrative Agent pursuant to this Agreement or in favor of any holder of a Lien permitted under Section 6.02 of the Credit Agreement with respect to such Lien or financing statements or public notices relating to the termination statements listed on Schedule 8 to the Perfection Certificate. No Pledgor shall execute or authorize in any public office any financing statement (or similar statement, instrument of registration or public notice under the law of any jurisdiction) relating to any Collateral, except financing statements and other statements and instruments filed or to be filed in respect of and covering the security interests granted by such Pledgor to the holder of a Lien permitted under Section 6.02 of the Credit Agreement.

SECTION 4.5 Pledged Securities

Attached hereto as Schedule 1 is, as of the Fourth Amendment Effective Date, a true and correct list of all of the issued and outstanding stock, partnership interests, limited liability company membership interests or other equity interests owned by any Pledgor (other than Excluded Assets).

SECTION 4.6 Due Authorization and Issuance

All of the Pledged Securities existing on the date hereof have been, and to the extent any Pledged Securities are hereafter issued, such Pledged Securities will be, upon such issuance, duly authorized, validly issued and fully paid and (other than in the case of the ULC/Partnership Interests) non-assessable to the extent applicable. There is no amount or other obligation owing by any Pledgor to any issuer of the Pledged Securities in exchange for or in connection with the issuance of the Pledged Securities or any Pledgor’s status as a partner or a member of any issuer of the Pledged Securities.

SECTION 4.7 Consents, etc

In the event that the Administrative Agent desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Agreement and determines it necessary to obtain any approvals or consents of any Governmental Authority or any other person therefor, then, upon the reasonable request of the Administrative Agent, such Pledgor agrees to use its commercially reasonable efforts to assist and aid the Administrative Agent to obtain as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.

SECTION 4.8 Collateral

All information set forth herein, including the schedules hereto, and all information contained in any documents, schedules and lists heretofore delivered to any Secured Party, including the Perfection Certificate and the schedules thereto, in connection with this Agreement, in each case, relating to the Collateral, is accurate and complete in all material respects. The Collateral described on the schedules to the Perfection Certificate constitutes all of the property of such type of Collateral owned or held by the Pledgors.

SECTION 4.9 Insurance

(a) In the event that the proceeds of any insurance claim are paid to any Pledgor after the Administrative Agent has exercised its right to foreclose after an Event of Default, such Net Loss Proceeds shall be held in trust for the benefit of the Administrative Agent and immediately after receipt thereof shall, subject to the terms of the ABL Intercreditor Agreement, be paid to the Administrative Agent for application in accordance with the Credit Agreement.

(b) In the event any Collateral is located in any area that has been designated by the Federal Emergency Management Agency as a “Special Flood Hazard Area”, such Pledgor shall purchase and maintain flood insurance on such Collateral (including any personal property which is located on any real property leased by such Loan Party within a “Special Flood Hazard Area”). The amount of flood insurance required by this Section shall be in an amount equal to the lesser of the total Commitment or the total replacement cost value of the improvements.

(c) Pledgors’ insurance policies shall name the Administrative Agent (for the benefit of the Administrative Agent and the Lenders) as an additional insured or as lender loss payee, as applicable, and shall contain lender loss payable clauses, through endorsements in form and substance reasonably satisfactory to the Administrative Agent.

(d) All premiums on any such insurance shall be paid when due by such Pledgor, and upon the request of Administrative Agent, copies of the policies shall be delivered to the Administrative Agent. If such Pledgor fails to obtain any insurance as required by Section 5.10 of the Credit Agreement reasonably promptly after notice of such failure, the Administrative Agent may obtain such insurance at the Borrower’s expense. By purchasing such insurance, the Administrative Agent shall not be deemed to have waived any Default arising from the Pledgor’s failure to maintain such insurance or pay any premiums therefor.

SECTION 4.10 Post-Closing Collateral Matters

(a) [Reserved].

(b) [Reserved].

(c) Each Pledgor agrees that, in the event such Pledgor takes any action to grant or perfect a Lien in favor of the Term Loan Facility Agent or the Notes Facility Agent in any assets, such Pledgor shall (i) notify the Administrative Agent contemporaneously therewith, and (ii) upon the Administrative Agent’s request, also take such action to grant or perfect a Lien (subject to the terms of the ABL Intercreditor Agreement) in favor of the Administrative Agent to secure the Secured Obligations.

(d) The Company shall, within thirty (30) days after the Closing Date (or, prior to the Discharge of Non-ABL Obligations, such later date as the First Lien/Junior Lien Intercreditor Representative may specify under a provision that exists in substantially the same form under the applicable Non-ABL Obligations Documents), deliver to the Administrative Agent or its bailee the certificates evidencing the Pledged Securities in Aleris Rolled Products Canada ULC.

The Administrative Agent undertakes no any responsibility whatsoever to determine whether any of the foregoing covenants in this Section 4.10 have been satisfied, and shall not have any liability whatsoever arising out of the failure of the Company or any of the Pledgors to satisfy such post-closing requirements.

SECTION 4.11 Notice of Changes

Without limiting the restrictions on mergers involving the Pledgors contained in the Credit Agreement, if any Pledgor shall effect any change in (i) its legal name, (ii) the location of its chief executive office, principal place of business, mailing address, corporate offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral as set forth in this Agreement, (iii) its identity or organizational structure,

(iv) its organizational identification number, if any, or (v) its jurisdiction of organization, (A) it shall give the Administrative Agent at least ten (10) Business Days prior written notice thereof and the Administrative Agent shall have acknowledged in writing that either (1) such change will not adversely affect the validity, perfection or priority of the Administrative Agent’s security interest in the Collateral, or (2) any reasonable action requested by the Administrative Agent in connection therewith has been completed or taken (including any action to continue the perfection of any Liens in favor of the Administrative Agent, on behalf of the Secured Parties, in any Collateral), provided that, any new location with respect to ABL Priority Collateral shall be in the continental U.S. No Pledgor shall change its fiscal year, which currently ends on December 31.

SECTION 4.12 No Impairment of the Security Interests

No Pledgor shall take any action, or knowingly or negligently omit to take any action, which action or omission would have the result of materially impairing the security interest with respect to the Collateral.

SECTION 4.13 Letter-of-Credit Rights

(a) Schedule 16 to the Perfection Certificate lists all Letter-of-Credit Rights constituting ABL Priority Collateral of such Pledgor. All action by such Pledgor necessary or desirable to protect and perfect the Administrative Agent’s Lien on each item listed on Schedule 16 to the Perfection Certificate (including the delivery of all originals) has been duly taken. Upon the taking of such actions, the Administrative Agent will have a fully perfected first priority security interest in the Collateral listed on Schedule 16 to the Perfection Certificate, subject only to Liens permitted under Section 6.02 of the Credit Agreement.

(b) If any Pledgor is or becomes the beneficiary of a letter of credit constituting Collateral in excess of $5,000,000 in face amount, it shall promptly, and in any event within two (2) Business Days after becoming a beneficiary, notify the Administrative Agent thereof and (i) undertake commercially reasonable efforts to cause the Company and/or confirmation bank to consent to the assignment of any Letter-of-Credit Rights to the Administrative Agent and (ii) subject to the terms of the ABL Intercreditor Agreement, use commercially reasonable efforts to cause the Company and/or confirmation bank to agree to direct all payments thereunder to a Deposit Account at the Administrative Agent for application to the Secured Obligations, in accordance with Section 10.1 hereof, all in form and substance reasonably satisfactory to the Administrative Agent.

SECTION 4.14 Federal, State or Municipal Claims

Such Pledgor will promptly notify the Administrative Agent of any Collateral which constitutes a claim against the United States government or any state or local government or any instrumentality or agency thereof, the assignment of which claim is restricted by federal, state or municipal law.

SECTION 4.15 No Interference

Such Pledgor agrees that it will not interfere with any right, power and remedy of the Administrative Agent provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Administrative Agent of any one or more of such rights, powers or remedies.

SECTION 4.16 Collateral Access Agreements

Such Pledgor shall use commercially reasonable efforts to obtain a Collateral Access Agreement, from the lessor of each leased property, mortgagee of owned property or bailee or consignee with respect to any warehouse, processor or converter facility or other location where Collateral in excess of $2,000,000 in value is stored or located. With respect to such locations or warehouse space leased as of the Fourth Amendment Effective Date and thereafter, if the Administrative Agent has not received a Collateral Access Agreement as of the Fourth Amendment Effective Date (or, if later, as of the date such location is acquired or leased), the Borrower’s Eligible Inventory at that location shall be subject to such Reserves as may be established by the Administrative Agent. After the Fourth Amendment Effective Date, either (x) no real property or warehouse space shall be leased by such Pledgor and no Inventory shall be shipped to a processor or converter under arrangements established after the Fourth Amendment Effective Date, unless and until a satisfactory Collateral Access Agreement shall first have been obtained with respect to such location, or (y) if a satisfactory Collateral Access Agreement has not been obtained, the Borrower’s Eligible Inventory at that location shall be subject to the establishment of Reserves acceptable to the Administrative Agent. Such Pledgor shall timely and fully pay and perform in all material respects its obligations under all leases and other agreements with respect to each leased location or third party warehouse where any Collateral is or may be located.

SECTION 4.17 Deposit Account Control Agreements

Such Pledgor will provide to the Administrative Agent promptly upon the Administrative Agent’s request, a Deposit Account Control Agreement duly executed on behalf of each financial institution holding a deposit account constituting ABL Priority Collateral of such Pledgor as set forth in this Agreement.

SECTION 4.18 ULC/Partnership Interests

Notwithstanding any provisions to the contrary contained in this Agreement or any other document or agreement among all or some of the parties hereto, each Pledgor shall remain registered as the sole registered and beneficial owner of all ULC/Partnership Interests and will remain as registered and beneficial owner until such time as such ULC/Partnership Interests are effectively transferred into the name of the Administrative Agent or any other Person on the books and records of such ULC/Partnership upon the exercise of rights to sell or otherwise dispose of ULC/Partnership Interests following the occurrence and during the continuance of an Event of Default. Accordingly, such Pledgor shall be entitled to receive and retain for its own account any dividends, property or other distributions, if any, in respect of such ULC/Partnership Interests (except insofar as the Pledgor has granted a security interest in such dividends, property or other distributions, and any shares which are ULC/Partnership Interests shall be delivered to the Administrative Agent to hold as collateral hereunder) and shall have the right to vote such ULC/Partnership Interests and to control the direction, management and policies of the issuer of such ULC/Partnership Interests to the same extent as the Pledgor would if such ULC/Partnership

Interests were not pledged to the Collateral Agent pursuant hereto. Nothing in this Agreement is intended to or shall constitute the Administrative Agent, any other Secured Party, or any other Person other than such Pledgor as a shareholder or member of any ULC/Partnership for the purposes of any applicable law until such time as notice is given to such ULC/Partnership (which has not been withdrawn) and further steps are taken thereunder so as to register the Administrative Agent or any Person as the holder of the ULC/Partnership Interests of such ULC/Partnership upon the exercise of rights to sell or otherwise dispose of ULC/Partnership Interests following the occurrence and during the continuance of an Event of Default. To the extent any provision hereof would have the effect of constituting the Administrative Agent or any other Secured Party as a shareholder or member of a ULC/Partnership prior to such time, such provision shall be severed therefrom and ineffective with respect to the ULC/Partnership Interests of such ULC/Partnership without otherwise invalidating or rendering unenforceable this Agreement or invalidating or rendering unenforceable such provision insofar as it relates to Securities Collateral which are not ULC/Partnership Interests. Except upon the exercise of rights to sell or otherwise dispose of ULC/Partnership Interests following the occurrence and during the continuance of an Event of Default, no Pledgor shall cause or permit, or enable any ULC/Partnership in which it holds ULC/Partnership Interests to cause or permit, the Administrative Agent to: (a) be registered as a shareholder or member of such ULC/Partnership; (b) have any notation entered in its favor in the share register of such ULC/Partnership; (c) be held out as a shareholder or member of such ULC/Partnership; (d) receive, directly or indirectly, any dividends, property or other distributions from such ULC/Partnership by reason of the Administrative Agent holding a security interest in such ULC/Partnership Interests; or (e) act as a shareholder or member of such ULC/Partnership, or exercise any rights of a shareholder or member of such ULC/Partnership including the right to attend a meeting of, or to vote the shares of, such ULC/Partnership.

ARTICLE V

CERTAIN PROVISIONS CONCERNING SECURITIES COLLATERAL

SECTION 5.1 Pledge of Additional Securities Collateral

Each Pledgor shall, upon obtaining any Pledged Securities of any person, accept the same in trust for the benefit of the Administrative Agent or its bailee and promptly (but in any event within forty-five (45) days after receipt thereof or, prior to the Discharge of the Non-ABL Obligations, such later dates as the First Lien/Junior Lien Intercreditor Representative may specify under a provision that exists in the substantially same form under the applicable Non-ABL Obligations Documents) deliver to the Administrative Agent a pledge amendment, duly executed by such Pledgor, in substantially the form of Exhibit 2 hereto (each, a “Pledge Amendment”), and the certificates and other documents required under Section 3.1 and Section 3.2 hereof in respect of the additional Pledged Securities which are to be pledged pursuant to this Agreement, and confirming the attachment of the Lien hereby created on and in respect of such additional Pledged Securities. Each Pledgor hereby authorizes the Administrative Agent to attach each Pledge Amendment to this Agreement and agrees that all Pledged Securities listed on any Pledge Amendment delivered to the Administrative Agent shall for all purposes hereunder be considered Collateral.

SECTION 5.2 Voting Rights; Distributions; etc

(a) Subject to the terms of the ABL Intercreditor Agreement, so long as no Event of Default shall have occurred and be continuing:

(i) each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Securities Collateral or any part thereof for any purpose not inconsistent with the terms or purposes hereof, the Credit Agreement or any other document evidencing the Secured Obligations.

(ii) each Pledgor shall be entitled to receive and retain, and to utilize free and clear of the Lien hereof, any and all Distributions, but only if and to the extent made in accordance with the provisions of the Credit Agreement; provided, however, that any and all such Distributions consisting of rights or interests in the form of securities shall be forthwith delivered to the Administrative Agent to hold as Collateral and shall, if received by any Pledgor, be received in trust for the benefit of the Administrative Agent, be segregated from the other property or funds of such Pledgor and be promptly (but in any event within forty-five (45) days after receipt thereof or, prior to the Discharge of the Non-ABL Obligations, such later dates as the First Lien/Junior Lien Intercreditor Representative may specify under a provision that exists in the substantially same form under the applicable Non-ABL Obligations Documents) delivered to the Administrative Agent as Collateral in the same form as so received (with any necessary endorsement).

(b) So long as no Event of Default shall have occurred and be continuing, the Administrative Agent shall be deemed without further action or formality to have granted to each Pledgor all necessary consents relating to voting rights and shall, if necessary, upon written request of any Pledgor and at the sole cost and expense of the Pledgors, from time to time execute and deliver (or cause to be executed and delivered) to such Pledgor all such instruments as such Pledgor may reasonably request in order to permit such Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 5.2(a)(i) hereof and to receive the Distributions which it is authorized to receive and retain pursuant to Section 5.2(a)(ii) hereof.

(c) Upon the occurrence and during the continuance of any Event of Default, following one day’s notice by the Administrative Agent to the Company and the Pledgors (provided that with respect to any default under Article VII(a), (b), (h), (i) or (j) of the Credit Agreement, such notice shall have automatically, and without further action, been deemed to have been delivered), subject to the terms of the ABL Intercreditor Agreement:

(i) all rights of each Pledgor set forth in such notice to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 5.2(a)(i) hereof shall immediately cease, and all such rights shall thereupon immediately become vested in the Administrative Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights; and

(ii) all rights of each Pledgor to receive Distributions which it would otherwise be authorized to receive and retain pursuant to Section 5.2(a)(ii) hereof shall immediately cease and all such rights shall thereupon become vested in the Administrative Agent, which shall thereupon have the sole right to receive and hold as Collateral such Distributions; and

(iii) the Administrative Agent may take possession of and sell the Collateral or any part thereof in accordance with the terms of this Agreement and the other Security Documents.

(d) Each Pledgor shall, at its sole cost and expense, from time to time during the continuance of an Event of Default, execute and deliver to the Administrative Agent appropriate instruments as the Administrative Agent may request in order to permit the Administrative Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 5.2(c)(i) hereof and to receive all Distributions which it may be entitled to receive under Section 5.2(c)(ii) hereof.

(e) All Distributions which are received by any Pledgor contrary to the provisions of Section 5.2(a)(ii) hereof shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other funds of such Pledgor and shall immediately be paid over to the Administrative Agent as Collateral in the same form as so received (with any necessary endorsement).

SECTION 5.3 Defaults, etc

Each Pledgor hereby represents and warrants that (i) such Pledgor is not in default in the payment of any portion of any mandatory capital contribution, if any, required to be made under any agreement to which such Pledgor is a party relating to the Pledged Securities pledged by it, and such Pledgor is not in violation of any other provisions of any such agreement to which such Pledgor is a party, or otherwise in default or violation thereunder, (ii) no Securities Collateral pledged by such Pledgor is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against such Pledgor by any person with respect thereto, and (iii) as of the date hereof, there are no certificates, instruments, documents or other writings (other than the Organizational Documents and certificates representing such Pledged Securities that have been delivered to the Administrative Agent) which evidence any Pledged Securities of such Pledgor.

SECTION 5.4 Certain Agreements of Pledgors As Holders of Equity Interests

In the case of each Pledgor which is a partner, shareholder or member, as the case may be, in a partnership, limited liability company or other entity, such Pledgor hereby consents to the extent required by the applicable Organizational Document to the pledge by each other Pledgor, pursuant to the terms hereof, of the Pledged Securities in such partnership, limited liability company or other entity and, upon the occurrence and during the continuance of an Event of Default, to the transfer of such Pledged Securities to the Administrative Agent or its nominee and to the substitution of the Administrative Agent or its nominee as a substituted partner, shareholder or member in such partnership, limited liability company or other entity with all the rights, powers and duties of a general partner, limited partner, shareholder or member, as the case may be.

ARTICLE VI

CERTAIN PROVISIONS CONCERNING INTELLECTUAL

PROPERTY COLLATERAL

SECTION 6.1 Grant of Intellectual Property License

(a) For the purpose of enabling the Administrative Agent, during the continuance of an Event of Default, to exercise rights and remedies under Article IX hereof at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Pledgor hereby grants to the Administrative Agent, an irrevocable, non-exclusive, worldwide, royalty-free (and free of any other obligation or payment) license to use, assign, license or sublicense any of the Intellectual Property Collateral now owned, licensed or hereafter acquired by such Pledgor, wherever the same may be located, subject in the case of Trademarks to reasonably sufficient rights to quality control and inspection in favor of such Pledgor to avoid the risk of invalidation of its Trademarks. Such license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof. With respect to Inventory, each Pledgor irrevocably agrees that the Administrative Agent may sell any of such Pledgor’s Inventory directly to any person, including without limitation persons who have previously purchased the Pledgor’s Inventory from such Pledgor and in connection with any such sale or other enforcement of the Administrative Agent’s rights under this Agreement, may sell Inventory which bears any Trademark owned by or licensed to such Pledgor and any Inventory that is covered by any Copyright owned by or licensed to such Pledgor and the Administrative Agent may finish any work in process and affix any Trademark owned by or licensed to such Pledgor and sell such Inventory as provided herein.

(b) Such Pledgor will use its best efforts to secure all material consents and approvals necessary or appropriate for the assignment to or benefit of the Administrative Agent of any Intellectual Property License held by such Pledgor and to enforce the security interests granted hereunder.

SECTION 6.2 Protection of Administrative Agent’s Security

On a continuing basis, each Pledgor shall, at its sole cost and expense, (i) promptly following its becoming aware thereof, notify the Administrative Agent of any adverse determination in any proceeding or the institution of any proceeding in any federal, state or local court or administrative body or in the United States Patent and Trademark Office or the United States Copyright Office regarding any material Intellectual Property Collateral, such Pledgor’s right to register such material Intellectual Property Collateral or its right to keep and maintain such registration and prosecute applications in full force and effect (excluding, in each case, typical communications in the ordinary course of prosecution, such as office actions and the like), (ii) consistent with commercially reasonable business judgment, maintain, protect and enforce all material Intellectual Property Collateral as presently used and operated, (iii) not permit to lapse or become abandoned any material Intellectual Property Collateral, and not settle or compromise any pending or future litigation or administrative proceeding with respect to any such material Intellectual Property Collateral, in either case except as shall be consistent with commercially reasonable business judgment, (iv) upon such Pledgor obtaining knowledge thereof, promptly notify the Administrative Agent in writing of any event which may be reasonably expected to materially and adversely affect the value or utility of any material Intellectual Property Collateral to such Pledgor or the Administrative Agent’s Lien on and security interest therein, including a levy or threat of levy or any legal process against any material Intellectual Property Collateral, (v) not license any Intellectual Property Collateral, or otherwise disclose any confidential Technology or source code, other than licenses or under nondisclosure agreements (as applicable) entered into by such Pledgor in, or incidental to, the ordinary course of business, (vi) amend or permit the amendment of any of the licenses in a manner that materially and adversely affects the right to receive payments thereunder, or in any manner that would materially impair the value of any Intellectual Property Collateral to such Pledgor or the Administrative Agent’s Lien on and security interest therein, in each case, except as shall be consistent with commercially reasonable business judgment, (vii) diligently keep adequate records respecting all Intellectual Property Collateral and (viii) furnish to the Administrative Agent from time to time upon the Administrative Agent’s request therefor reasonably detailed statements and amended schedules further identifying and describing the Intellectual Property Collateral and such other materials evidencing or reports pertaining to any Intellectual Property Collateral as the Administrative Agent may from time to time request.

SECTION 6.3 After-Acquired Property

If any Pledgor shall at any time after the date hereof (i) obtain any rights to any additional Intellectual Property Collateral or (ii) become entitled to the benefit of any additional Intellectual Property Collateral or any renewal or extension thereof, including any reissue, division, continuation, or continuation-in-part of any Intellectual Property Collateral, or any improvement on any Intellectual Property Collateral, or if any intent-to use trademark application is no longer subject to clause (g) of the definition of “Excluded Assets,” the provisions hereof shall automatically apply thereto and any such item enumerated in the preceding clause (i) or (ii) shall automatically constitute Intellectual Property Collateral as if such would have constituted Intellectual Property Collateral at the time of execution hereof and be subject to the Lien and security interest created by this Agreement without further action by any party. Each Pledgor shall concurrently with the delivery of annual financial statements under Section 5.01(a) of the Credit Agreement provide to the Administrative Agent written notice of any newly filed or acquired Patent, Trademark, Copyright, or Exclusive Copyright License (in each case filed with the United States Copyright Office or the United States Patent and Trademark Office) and confirm the attachment of the Lien and security interest created by this Agreement to any rights described in clauses (i) and (ii) above by execution of an instrument which shall contain such provisions regarding the duties, liabilities, obligations, indemnities, benefits and protections of the Administrative Agent as are reasonably acceptable to it and shall promptly file and record with the United States Patent and Trademark Office or United States Copyright Office, as applicable, such instrument as shall be reasonably necessary to create, preserve, protect or perfect the Administrative Agent’s security interest in such Intellectual Property Collateral.

SECTION 6.4 Litigation

Unless there shall occur and be continuing any Event of Default, each Pledgor shall have the right to commence and prosecute in its own name, as the party in interest, for its own benefit and at the sole cost and expense of the Pledgors, such applications for protection of the Intellectual Property Collateral and suits, proceedings or other actions to prevent the infringement, counterfeiting, unfair competition, dilution, diminution in value or other damage as are necessary to protect the Intellectual Property Collateral. Upon the occurrence and during the continuance of any Event of Default, subject to the terms of the ABL Intercreditor Agreement, the Administrative Agent shall have the right but shall in no way be obligated to file applications for protection of the Intellectual Property Collateral and/or bring suit in the name of any Pledgor, the Administrative Agent or the Secured Parties to enforce the Intellectual Property Collateral and any license thereunder. In the event of such suit, each Pledgor shall, at the reasonable request of the Administrative Agent, do any and all lawful acts and execute any and all documents reasonably requested by the Administrative Agent in aid of such enforcement and the Pledgors shall promptly reimburse and indemnify the Administrative Agent for all costs and expenses incurred by the Administrative Agent in the exercise of its rights under this Section 6.4 in accordance with Section 9.03 of the Credit Agreement. In the event that the Administrative Agent shall elect not to bring such suit to enforce the Intellectual Property Collateral, each Pledgor agrees, at the reasonable request of the Administrative Agent, to take all commercially reasonable actions necessary, whether by suit, proceeding or other action, to prevent the infringement, counterfeiting, unfair competition, dilution, diminution in value of or other damage to any of the Intellectual Property Collateral by any person.

ARTICLE VII

COLLECTION AND APPLICATION OF COLLATERAL PROCEEDS; DEPOSIT ACCOUNTS

SECTION 7.1 Collection of Receivables.

(a) On or before the Closing Date, each Pledgor shall (a) execute and deliver to the Administrative Agent Deposit Account Control Agreements for each Deposit Account maintained by such Pledgor into which all cash, checks or other similar payments relating to or constituting payments made in respect of Receivables will be deposited (each, a “Collateral Deposit Account”), which Collateral Deposit Accounts are identified as such on Schedule 15 to the Perfection Certificate, and (b) establish lock box service (the “Lock Boxes”) with the bank(s) set forth Schedule 15 to the Perfection Certificate, which Lock Boxes shall be subject to irrevocable lockbox agreements in the form provided by or otherwise reasonably acceptable to the Administrative Agent and shall be accompanied by an acknowledgment by the bank where the Lock Box is located of the Lien of the Administrative Agent granted hereunder and of irrevocable instructions to wire all amounts collected therein to the Collection Account (each, a “Lock Box Agreement”). After the Closing Date, each Pledgor will comply with the terms of Section 7.2.

(b) Each Pledgor shall direct all of its Account Debtors to forward payments directly to Lock Boxes subject to Lock Box Agreements. The Administrative Agent shall have sole access to the Lock Boxes at all times and each Pledgor shall take all actions necessary to grant the Administrative Agent such sole access. At no time shall any Pledgor remove any item from a Lock Box or a Collateral Deposit Account without the Administrative Agent’s prior written consent. If any Pledgor should refuse or neglect to notify any Account Debtor to forward payments directly to a Lock Box subject to a Lock Box Agreement after notice from the Administrative

Agent, the Administrative Agent shall, notwithstanding the language set forth in Section 10.2(b) be entitled to make such notification directly to such Account Debtor. If notwithstanding the foregoing instructions, any Pledgor receives any proceeds of any Receivables, such Pledgor shall receive such payments as the Administrative Agent’s trustee, and shall immediately deposit all cash, checks or other similar payments related to or constituting payments made in respect of Receivables received by it to a Collateral Deposit Account. All funds deposited into any Lock Box subject to a Lock Box Agreement or a Collateral Deposit Account will be swept on a daily basis into a collection account maintained by such Pledgor with the Administrative Agent (the “Collection Account”). The Administrative Agent shall hold and apply funds received into the Collection Account as provided by the terms of Section 7.3.

SECTION 7.2 Covenant Regarding New Deposit Accounts; Lock Boxes.

(a) Before opening or replacing any Collateral Deposit Account or other Deposit Account (other than Excluded Accounts), or establishing a new Lock Box, each Pledgor shall (a) obtain the Administrative Agent’s consent in writing to the opening of such Collateral Deposit Account or other Deposit Account (other than Excluded Accounts) or establishing of such Lock Box, and (b) cause each bank or financial institution in which it seeks to open (i) a Collateral Deposit Account or other Deposit Account (other than Excluded Accounts), to enter into a Deposit Account Control Agreement with the Administrative Agent in order to give the Administrative Agent Control of such Collateral Deposit Account or other Deposit Account and provide for a daily sweep into the Collection Account, or (ii) a Lock Box, to enter into a Lock Box Agreement with the Administrative Agent in order to give the Administrative Agent Control of the Lock Box and provide for a daily sweep into the Collection Account. In the case of Deposit Accounts or Lock Boxes maintained with Lenders, the terms of such letter shall be subject to the provisions of the Credit Agreement regarding setoffs.

SECTION 7.3 Application of Proceeds; Deficiency.

(a) All amounts deposited in the Collection Account shall, during any Cash Dominion Period but subject to the terms of the ABL Intercreditor Agreement, be deemed received by the Administrative Agent in accordance with Section 2.18 of the Credit Agreement and shall, after having been credited to the Collection Account, be applied (and allocated) by Administrative Agent in accordance with Section 2.10(b) of the Credit Agreement; provided that, so long as no Cash Dominion Period is then in effect, collections which are received into the Collection Account shall be deposited into the Borrower’s Funding Account rather than being used to reduce amounts owing under the Credit Agreement. During any Cash Dominion Period, the Administrative Agent shall require all other cash proceeds of the Collateral, which are not required to be applied to the Obligations pursuant to Section 2.11 of the Credit Agreement, to be deposited in a special non-interest bearing cash collateral account with the Administrative Agent and held there as security for the Secured Obligations. During any Cash Dominion Period, no Pledgor shall have any control whatsoever over said cash collateral account. During any Cash Dominion Period, any such proceeds of the Collateral shall, subject to the terms of the ABL Intercreditor Agreement be applied in the order set forth in Section 2.18 of the Credit Agreement unless a court of competent jurisdiction shall otherwise direct, and the balance, if any, after all of the Secured Obligations have been satisfied, shall be deposited by the Administrative Agent into such Pledgor’s general operating account with the Administrative Agent. The Pledgors shall remain liable, jointly and severally, for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Secured Obligations, including any attorneys’ fees and other expenses incurred by Administrative Agent or any other Secured Party to collect such deficiency.

ARTICLE VIII

TRANSFERS

SECTION 8.1 Transfers of Collateral

No Pledgor shall sell, convey, assign or otherwise dispose of, or grant any option with respect to, any of the Collateral pledged by it hereunder except as not prohibited by the Credit Agreement.

ARTICLE IX

REMEDIES

SECTION 9.1 Remedies

(a) Upon the occurrence and during the continuance of any Event of Default (subject to the terms of the ABL Intercreditor Agreement), the Administrative Agent may, but shall not be obligated to, from time to time exercise in respect of the Collateral, in addition to the other rights and remedies provided for herein or otherwise available to it, the following remedies:

(i) personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from any Pledgor or any other person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon any Pledgor’s premises where any of the Collateral is located, for purposes of collecting, assembling, processing, removing or otherwise dealing with such Collateral, and may remain present at such premises to receive copies of all communications and remittances relating to the Collateral and use in connection with such purposes any and all services, supplies, aids and other facilities of any Pledgor;

(ii) demand, sue for, collect or receive any money or property at any time payable or receivable in respect of the Collateral including instructing the obligor or obligors on any agreement, instrument or other obligation constituting part of the Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Administrative Agent, and in connection with any of the foregoing, compromise, settle, extend the time for payment and make other modifications with respect thereto; provided, however, that in the event that any such payments are made directly to any Pledgor, prior to receipt by any such obligor of such instruction, such Pledgor shall segregate all amounts received pursuant thereto in trust for the benefit of the Administrative Agent and shall promptly (but in no event later than one (1) Business Day after receipt thereof) pay such amounts to the Administrative Agent;

(iii) sell, assign, grant a license to use or otherwise liquidate, or direct any Pledgor to sell, assign, grant a license to use or otherwise liquidate, any and all investments made in whole or in part with the Collateral or any part thereof, and take possession of the proceeds of any such sale, assignment, license or liquidation;

(iv) take possession of the Collateral or any part thereof, by directing any Pledgor in writing to deliver the same to the Administrative Agent at any place or places so designated by the Administrative Agent, in which event such Pledgor shall at its own expense: (A) forthwith cause the same to be moved to the place or places designated by the Administrative Agent and therewith delivered to the Administrative Agent, (B) store and keep any Collateral so delivered to the Administrative Agent at such place or places pending further action by the Administrative Agent and (C) while the Collateral shall be so stored and kept, provide such security and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition. Each Pledgor’s obligation to deliver the Collateral as contemplated in this Section 9.1(a)(iv) is of the essence hereof. Upon application to a court of equity having jurisdiction, the Administrative Agent shall be entitled to a decree requiring specific performance by any Pledgor of such obligation;

(v) (i) withdraw all moneys, instruments, securities and other property in any bank, financial securities, deposit or other account of any Pledgor constituting Collateral for application to the Secured Obligations as provided in the Credit Agreement, or (ii) give notice of sole control or any other instruction under any Deposit Account Control Agreement or and other control agreement with any securities intermediary and take any action therein with respect to such Collateral;

(vi) retain and apply the Distributions to the Secured Obligations in accordance with the Credit Agreement;

(vii) exercise any and all rights as beneficial and legal owner of the Collateral, including perfecting assignment of and exercising any and all voting, consensual and other rights and powers with respect to any Collateral; and

(viii) exercise all the rights and remedies of a secured party available under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien), and the Administrative Agent may also in its sole discretion, without notice except as specified in Section 9.2 hereof, sell, assign or grant a license to use the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Administrative Agent’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as are commercially reasonable. The Administrative Agent or any other Secured Party or any of their respective Affiliates may be the purchaser, licensee, assignee or recipient of the Collateral or any part thereof at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations owed to such person as a credit on account of the purchase price of the Collateral or any part thereof payable by such person at such sale. Each purchaser, assignee, licensee or recipient at any such sale shall acquire the property sold, assigned or licensed absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives, to the fullest extent permitted by law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Administrative Agent shall not be obligated to make any sale of the Collateral or any part thereof regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor hereby waives, to the fullest extent permitted by law, any claims against the Administrative Agent arising by reason of the fact that the price at which the Collateral or any part thereof may have been sold, assigned or licensed at such a private sale was less than the price which might have been obtained at a public sale, even if the Administrative Agent accepts the first offer received and does not offer such Collateral to more than one offeree.

(ix) Until the Administrative Agent is able to effect a sale, lease, or other disposition of Collateral, the Administrative Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Administrative Agent. The Administrative Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Administrative Agent’s remedies (for the benefit of the Administrative Agent and the other Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.

(x) If, after the Credit Agreement has terminated by its terms and all of the Obligations have been paid in full, there remain Swap Agreement Obligations outstanding, the Required Secured Parties may exercise the remedies provided in this Section 9.1 upon the occurrence of any event which would allow or require the termination or acceleration of any Swap Agreement Obligations pursuant to the terms of the Swap Agreement.

SECTION 9.2 Pledgor’s Obligations Upon Event of Default

Upon the request of the Administrative Agent after the occurrence of an Event of Default, each Pledgor will:

(a) assemble and make available to the Administrative Agent the Collateral and all books and records relating thereto at any place or places specified by the Administrative Agent, whether at such Pledgor’s premises or elsewhere, and undertake each of the other obligations set forth in Section 9.1(a)(iv);

(b) permit the Administrative Agent, by the Administrative Agent’s representatives and agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay the Pledgor for such use and occupancy;

(c) at its own expense, cause the independent certified public accountants then engaged by each Pledgor to prepare and deliver to the Administrative Agent and each Lender, at any time, and from time to time, promptly upon the Administrative Agent’s request, the following reports with respect to the applicable Pledgor: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) a test verification of such Accounts.

SECTION 9.3 Notice of Sale

Each Pledgor acknowledges and agrees that, to the extent notice of sale or other disposition of the Collateral or any part thereof shall be required by law, ten (10) days’ prior notice to such Pledgor of the time and place of any public sale or of the time after which any private sale or other intended disposition is to take place shall be commercially reasonable notification of such matters. No notification need be given to any Pledgor if it has signed, after the occurrence of an Event of Default, a statement renouncing or modifying any right to notification of sale or other intended disposition.

SECTION 9.4 Waiver of Notice and Claims

Each Pledgor hereby waives, to the fullest extent permitted by applicable law, notice or judicial hearing in connection with the Administrative Agent’s taking possession or the Administrative Agent’s disposition of the Collateral or any part thereof, including any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which such Pledgor would otherwise have under law, and each Pledgor hereby further waives, to the fullest extent permitted by applicable law: (i) all damages occasioned by such taking of possession, (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Administrative Agent’s rights hereunder, (iii) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable law, and (iv) any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Agreement, or otherwise. The Administrative Agent shall not be liable for any incorrect or improper payment made pursuant to this Article IX in the absence of gross negligence or willful misconduct on the part of the Administrative Agent as finally determined by a court of competent jurisdiction. Except as otherwise specifically provided herein, each Pledgor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral. Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the applicable Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against such Pledgor and against any and all persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through or under such Pledgor.

SECTION 9.5 Certain Sales of Collateral

(a) Each Pledgor recognizes that, by reason of certain prohibitions contained in law, rules, regulations or orders of any Governmental Authority, the Administrative Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who meet the requirements of such Governmental Authority. Each Pledgor acknowledges that any such sales may be at prices and on terms less favorable to the Administrative Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such restricted sale shall be deemed to have been made in a commercially reasonable manner and that, except as may be required by applicable law, the Administrative Agent shall have no obligation to engage in public sales.

(b) Each Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act, and applicable state securities laws, the Administrative Agent may be compelled, with respect to any sale of all or any part of the Securities Collateral, to limit purchasers to persons who will agree, among other things, to acquire such Securities Collateral or Investment Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Administrative Agent than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Administrative Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Securities Collateral for the period of time necessary to permit the Company thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such Company would agree to do so.

(c) Notwithstanding the foregoing, each Pledgor shall, upon the occurrence and during the continuance of any Event of Default, at the reasonable request of the Administrative Agent, for the benefit of the Administrative Agent, cause any registration, qualification under or compliance with any Federal or state securities law or laws to be effected with respect to all or any part of the Securities Collateral as soon as practicable and at the sole cost and expense of the Pledgors. Each Pledgor will use its commercially reasonable efforts to cause such registration to be effected (and be kept effective) and will use its commercially reasonable efforts to cause such qualification and compliance to be effected (and be kept effective) as may be so requested and as would permit or facilitate the sale and distribution of such Securities Collateral including registration under the Securities Act (or any similar statute then in effect), appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with all other requirements of any Governmental Authority. Each Pledgor shall use its commercially reasonable efforts to cause the Administrative Agent to be kept advised in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, shall furnish to the Administrative Agent such number of prospectuses, offering circulars or other documents incident thereto as the Administrative Agent from time to time may request, and shall indemnify and shall cause the Company of the Securities Collateral to indemnify the Administrative Agent and all others participating in the distribution of such Securities Collateral against all claims, losses, damages and liabilities caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or the like) or by any omission (or alleged omission) to state therein (or in any related registration statement, notification or the like) a material fact required to be stated therein or necessary to make the statements therein not misleading.

(d) If the Administrative Agent determines, subject to the terms of the ABL Intercreditor Agreement, to exercise its right to sell any or all of the Securities Collateral, upon written request, the applicable Pledgor shall determine and inform the Administrative Agent of the number of securities included in the Securities Collateral which may be sold by the Administrative Agent as exempt transactions under the Securities Act and the rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

(e) Each Pledgor further agrees that a breach of any of the covenants contained in this Section 9.4 will cause irreparable injury to the Administrative Agent and the other Secured Parties, that the Administrative Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 9.4 shall be specifically enforceable against such Pledgor, and such Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing.

SECTION 9.6 No Waiver; Cumulative Remedies

(a) No failure on the part of the Administrative Agent to exercise, no course of dealing with respect to, and no delay on the part of the Administrative Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, privilege or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy; nor shall the Administrative Agent be required to look first to, enforce or exhaust any other security, collateral or guaranties; nor shall it be required to marshal any collateral.    All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law or otherwise available.

(b) In the event that the Administrative Agent shall have instituted any proceeding to enforce any right, power, privilege or remedy under this Agreement or any other Security Document by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Administrative Agent, then and in every such case, the Pledgors, the Administrative Agent and each other Secured Party shall be restored to their respective former positions and rights hereunder with respect to the Collateral, and all rights, remedies, privileges and powers of the Administrative Agent and the other Secured Parties shall continue as if no such proceeding had been instituted.

SECTION 9.7 Certain Additional Actions Regarding Intellectual Property

If any Event of Default shall have occurred and be continuing (but subject to the terms of the ABL Intercreditor Agreement), upon the written demand of the Administrative Agent, each Pledgor shall execute and deliver to the Administrative Agent an assignment or assignments of the registered and applied for Intellectual Property Collateral and such other documents as are necessary or appropriate to carry out the intent and purposes hereof.

ARTICLE X

ACCOUNT VERIFICATION; ATTORNEY IN FACT; PROXY

SECTION 10.1 Account Verification

If Aggregate Availability is less than $112,500,000, the Administrative Agent may at any time, in the Administrative Agent’s own name, in the name of a nominee of the Administrative Agent, or in the name of any Pledgor communicate (by mail, telephone, facsimile or otherwise) with the Account Debtors of any such Pledgor, parties to contracts with any such Pledgor and obligors in respect of Instruments of any such Pledgor to verify with such Persons, to the Administrative Agent’s satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, Instruments, Chattel Paper, payment intangibles and/or other Receivables.

SECTION 10.2 Authorization for Administrative Agent to Take Certain Actions

(a) Each Pledgor irrevocably authorizes the Administrative Agent at any time and from time to time in the sole discretion of the Administrative Agent and appoints the Administrative Agent as its attorney in fact (i) to execute on behalf of such Pledgor as debtor and to file financing statements necessary or desirable in the Administrative Agent’s reasonable discretion to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral, (ii) to, at any time during the continuation of an Event of Default, endorse and collect any cash proceeds of the Collateral, (iii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as the Administrative Agent in its reasonable discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral, (iv) [reserved], (v) at any time during a Cash Dominion Period, to apply the proceeds of any Collateral received by the Administrative Agent to the Secured Obligations as provided in Section 7.3, (vi) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens that are Permitted Encumbrances), (vii) to contact Account Debtors for any reason if Aggregate Availability is less than $112,500,000, (viii) at any time during the continuation of an Event of Default, to demand payment or enforce payment of the Receivables in the name of the Administrative Agent or such Pledgor and to endorse any and all checks, drafts, and other instruments for the payment of money relating to the Receivables, (ix) at any time during the continuation of an Event of Default, to sign such Pledgor’s name on any invoice or bill of lading relating to the Receivables, drafts against any Account Debtor of the Pledgor, assignments and verifications of Receivables, (x) at any time during the continuation of an Event of Default, to exercise all of such Pledgor’s rights and remedies with respect to the collection of the Receivables and any other Collateral, (xi) at any time during the continuation of an Event of Default, to settle, adjust, compromise, extend or renew the Receivables, (xii) at any time during the continuation of an Event of Default, to settle, adjust or compromise any legal proceedings brought to collect Receivables, (xiii) to prepare, file and sign such Pledgor’s name on a proof of claim in bankruptcy or similar document against any Account Debtor of such Pledgor, (xiv) at any time during the continuation of an Event of Default, to prepare, file and sign such Pledgor’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables,

(xv) at any time during the continuation of an Event of Default, to change the address for delivery of mail addressed to such Pledgor to such address as the Administrative Agent may designate and to receive, open and dispose of all mail addressed to such Pledgor, and (xvi) to do all other acts and things necessary to carry out this Agreement; and such Pledgor agrees to reimburse the Administrative Agent on demand for any payment made or any expense incurred by the Administrative Agent in connection with any of the foregoing; provided that, this authorization shall not relieve such Pledgor of any of its obligations under this Agreement or under the Credit Agreement.

(b) All acts of said attorney or designee pursuant to and in accordance with Section 10.2(a) are hereby ratified and approved. The powers conferred on the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, under this Section 10.2 are solely to protect the Administrative Agent’s interests in the Collateral and shall not impose any duty upon the Administrative Agent or any other Secured Party to exercise any such powers.

ARTICLE XI

MISCELLANEOUS

SECTION 11.1 Concerning Administrative Agent

(a) [Reserved].

(b) The Administrative Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Administrative Agent and each other Secured Party shall use reasonable care with respect to the Collateral in its possession or under its control. Neither the Administrative Agent nor any other Secured Party shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Administrative Agent or such other Secured Party, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equivalent to that which the Administrative Agent, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Administrative Agent nor any of the Secured Parties shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Securities Collateral, whether or not the Administrative Agent or any other Secured Party has or is deemed to have knowledge of such matters or (ii) taking any necessary steps to preserve rights against any person with respect to any Collateral.

(c) To the extent that applicable law imposes duties on the Administrative Agent to exercise remedies in a commercially reasonable manner, each Pledgor acknowledges and agrees that it is commercially reasonable for the Administrative Agent (i) to fail to incur expenses deemed significant by the Administrative Agent to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as such Pledgor, for expressions of interest in acquiring all or any portion of the Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Administrative Agent against risks of loss, collection or disposition of Collateral or to provide to the Administrative Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Administrative Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Administrative Agent in the collection or disposition of any of the Collateral. Each Pledgor acknowledges that the purpose of this Section 11.1(c) is to provide non-exhaustive indications of what actions or omissions by the Administrative Agent would be commercially reasonable in the Administrative Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Administrative Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 11.1(c). Without limitation upon the foregoing, nothing contained in this Section 11.1(c) shall be construed to grant any rights to any Pledgor or to impose any duties on the Administrative Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 11.1(c).

(d) The Pledgors and the Administrative Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, each Pledgor agrees that the Administrative Agent may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Administrative Agent in its sole discretion shall determine or abandon any Receivable, and any such action by the Administrative Agent shall be commercially reasonable so long as the Administrative Agent acts in good faith based on information known to it at the time it takes any such action.

(e) No Pledgor is authorized to sell or otherwise dispose of the Collateral except as set forth in Section 8.1 and notwithstanding any course of dealing between any Pledgor and the Administrative Agent or other conduct of the Administrative Agent, no authorization to sell or otherwise dispose of the Collateral (except as set forth in Section 8.1) shall be binding upon the Administrative Agent or the other Secured Parties unless such authorization is in writing signed by the Administrative Agent with the consent or at the direction of the Required Secured Parties.

(f) The Administrative Agent shall be entitled to conclusively rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person, and, with respect to all matters pertaining to this Agreement and its duties hereunder, upon advice of counsel selected by it.

(g) If any item of Collateral also constitutes collateral granted to the Administrative Agent under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions hereof and the provisions of such other deed of trust, mortgage, security agreement, pledge or instrument of any type in respect of such collateral, the Administrative Agent, in its sole discretion, may select which provision or provisions shall control.

(h) Anything herein contained to the contrary notwithstanding, (i) each Pledgor shall remain liable under this Agreement and under each of the underlying contracts to which such Pledgor is a party described herein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Administrative Agent or the Holders of any of their rights, remedies or powers hereunder shall not release any Pledgor from any of its duties or obligations under this Agreement or such underlying contracts described herein and (iii) neither the Trustee or the Administrative Agent shall have any obligation or liability under such underlying contracts by reason of or arising out of this Agreement, nor shall the Holders, the Trustee or the Administrative Agent be obligated to perform any of the obligations or duties of any of the Pledgors hereunder or under any of the contracts described herein.

(i) The Administrative Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Administrative Agent. Nor shall the Administrative Agent be responsible for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Pledgors to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

(j) In acting under and by virtue of this Agreement, the Administrative Agent shall have all of the rights, protections and immunities granted to the Administrative Agent and the Trustee under the Credit Agreement (including, but not limited to, the right to be indemnified under Section 9.03 of the Credit Agreement), and all such rights, protections and immunities are incorporated by reference herein, mutatis mutandis.

SECTION 11.2 Administrative Agent May Perform; Administrative Agent Appointed Attorney-in-Fact

If any Pledgor shall fail to perform any covenants contained in this Agreement during the continuance of any Event of Default (including such Pledgor’s covenants to (i) pay the premiums in respect of all required insurance policies hereunder, (ii) pay and discharge any taxes, assessments and special assessments, levies, fees and governmental charges imposed upon or assessed against, and landlords’, carriers’, mechanics’, workmen’s, repairmen’s, laborers’, materialmen’s, suppliers’ and warehousemen’s Liens and other claims arising by operation of law against, all or any portion of the Collateral, (iii) make repairs, (iv) discharge Liens or (v) pay or perform any obligations of such Pledgor under any Collateral), subject to the terms of the ABL Intercreditor Agreement, the Administrative Agent may (but shall not be obligated to and shall have no liability to such Pledgor or any third party for failure to so do or take action) do the same or cause it to be done, and may expend funds for such purpose; provided, however, that the Administrative Agent shall in no event be bound to inquire into the validity of any tax, Lien, imposition or other obligation which such Pledgor fails to pay or perform as and when required hereby and which such Pledgor does not contest in accordance with the provisions of the Credit Agreement. Any and all amounts so expended by the Administrative Agent shall be paid by the Pledgors in accordance with the provisions of Section 6.06 of the Credit Agreement. Neither the provisions of this Section 11.2 nor any action taken by the Administrative Agent pursuant to the provisions of this Section 11.2 shall prevent any such failure to observe any covenant contained in this Agreement from constituting an Event of Default. Each Pledgor hereby appoints the Administrative Agent its attorney-in-fact, with full power and authority in the place and stead of such Pledgor and in the name of such Pledgor, or otherwise, from time to time in the Administrative Agent’s discretion to take any action and to execute any instrument consistent with the terms of the Credit Agreement, this Agreement and the other Security Documents which the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof (but the Administrative Agent shall not be obligated to and shall have no liability to such Pledgor or any third party for failure to so do or take action). The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof. Each Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

SECTION 11.3 Continuing Security Interest; Assignment

This Agreement shall create a continuing security interest in the Collateral and shall (i) be binding upon the Pledgors, their respective successors and assigns, except that no Pledgor shall have the right to assign its rights or delegate its obligations under this Agreement or any interest herein, without the prior written consent of the Administrative Agent and (ii) inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Administrative Agent and the other Secured Parties and each of their respective successors, transferees and assigns. No other Persons (including any other creditor of any Pledgor) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (ii), any Secured Party may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other person, and such other person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party, herein or otherwise, subject however, to the provisions of the Credit Agreement. Each of the Pledgors agrees that its obligations hereunder and the security interest created hereunder shall continue to be effective or be reinstated, as applicable, if at any time payment, or any part thereof, of all or any part of the Secured Obligations is rescinded or must otherwise be restored by the Secured Party upon the bankruptcy or reorganization of any Pledgor or otherwise.

SECTION 11.4 Termination; Release

(a) When (i) the Credit Agreement has terminated pursuant to its express terms and (ii) all of the Secured Obligations have been indefeasibly paid and performed in full (or with respect to any outstanding Letters of Credit, a cash deposit has been delivered to the Administrative Agent as required by the Credit Agreement) other than contingent indemnification obligations as to which no claim has been made and no commitments of the Administrative Agent or the other Secured Parties which would give rise to any Secured Obligations are outstanding, this Agreement shall terminate and the Collateral shall be automatically and without further action released from the Liens in favor of the Administrative Agent and the other Secured Parties created hereby, and all obligations (other than those expressly stated to survive such termination) of each Pledgor to the Administrative Agent or any other Secured Party hereunder shall terminate, all without delivery of any instrument or performance of any act by any party. At the sole expense of any Pledgor following any such termination, the Administrative Agent shall deliver such documents as such Pledgor shall reasonably request to evidence such release and termination.

(b) If any of the Collateral shall be (i) sold, transferred or otherwise disposed of by any Pledgor in a sale, transfer or other disposition permitted by the Credit Agreement, other than with respect to a sale, transfer or other disposition to another Pledgor, or (ii) be or become an Excluded Asset pursuant to a transaction not prohibited by the Credit Agreement, then, in each case such Collateral shall be automatically and without further action released from the security interests created by this Agreement. If a Pledgor is disposed of pursuant to a transaction permitted by the Credit Agreement or is otherwise released from its guarantee pursuant to (and to the extent permitted by) the Credit Agreement, such Pledgor shall be automatically and without further action released from its obligations under this Agreement. In either case, the Administrative Agent, at the request and sole expense of such Pledgor, shall execute and deliver to such Pledgor all releases or other documents reasonably necessary or desirable for the termination and release of the Liens created hereby on Collateral of such Pledgor, or such Pledgor, as applicable, subject to, if reasonably requested by the Administrative Agent, the Administrative Agent’s receipt of an Officers’ Certificate from the Company stating that such transaction is in compliance with the Credit Agreement.

(c) The Liens securing the Secured Obligations with respect to Non-ABL Priority Collateral shall be released when required pursuant to the terms of the ABL Intercreditor Agreement, following the request of the applicable party or parties thereto, in accordance with Section 9.02(c) of the Credit Agreement.

SECTION 11.5 Modification in Writing

No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by any Pledgor therefrom, shall be effective unless the same shall be made in accordance with the terms of the Credit Agreement and unless in writing and signed by each of the parties hereto. Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by any Pledgor from the terms of any provision hereof in each case shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement or any other document evidencing the Secured Obligations, no notice to or demand on any Pledgor in any case shall entitle any Pledgor to any other or further notice or demand in similar or other circumstances.

SECTION 11.6 Notices

Unless otherwise provided herein or in the Credit Agreement, any notice or other communication herein required or permitted to be given shall be given in the manner and become effective as set forth in the Credit Agreement, as to any Pledgor, addressed to it at the address of the Company set forth in the Credit Agreement, and as to the Administrative Agent, addressed to it at the address set forth in the Credit Agreement, or in each case at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 12.6.

SECTION 11.7 Governing Law; Waiver of Jury Trial

Section 9.09 and 9.10 of the Credit Agreement are incorporated herein, mutatis mutandis, as if a part hereof.

SECTION 11.8 Severability of Provisions

Any provision hereof which is invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof or affecting the validity, legality or enforceability of such provision in any other jurisdiction.

SECTION 11.9 Execution in Counterparts

This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 11.10 Business Days

In the event any time period or any date provided in this Agreement ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such other day.

SECTION 11.11 Taxes and Expenses

Any taxes (including income taxes) payable or ruled payable by Federal or State authority in respect of this Agreement shall be paid by the Pledgors, together with interest and penalties, if any. The Pledgors shall reimburse the Administrative Agent for any and all reasonable and documented out-of-pocket expenses (including reasonable attorneys’, auditors’ and accountants’ fees and reasonable time charges of attorneys, paralegals, auditors and accountants who may be employees of the Administrative Agent) paid or incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, collection and enforcement of this Agreement and in the audit, analysis, administration, collection, preservation or sale of the Collateral (including the expenses and charges associated with any periodic or special audit of the Collateral). Any and all costs and expenses incurred by the Pledgors in the performance of actions required pursuant to the terms hereof shall be borne solely by the Pledgors.

SECTION 11.12 No Claims Against Administrative Agent

Nothing contained in this Agreement shall constitute any consent or request by the Administrative Agent, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Collateral or any part thereof, nor as giving any Pledgor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against the Administrative Agent in respect thereof or any claim that any Lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the Lien hereof.

SECTION 11.13 No Release

Nothing set forth in this Agreement or any other Security Document, nor the exercise by the Administrative Agent of any of the rights or remedies hereunder, shall relieve any Pledgor from the performance of any term, covenant, condition or agreement on such Pledgor’s part to be performed or observed under or in respect of any of the Collateral or from any liability to any person under or in respect of any of the Collateral or shall impose any obligation on the Administrative Agent or any other Secured Party to perform or observe any such term, covenant, condition or agreement on such Pledgor’s part to be so performed or observed or shall impose any liability on the Administrative Agent or any other Secured Party for any act or omission on the part of such Pledgor relating thereto or for any breach of any representation or warranty on the part of such Pledgor contained in this Agreement, the Credit Agreement, the other Loan Documents, or under or in respect of the Collateral or made in connection herewith or therewith. Anything herein to the contrary notwithstanding, neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under any contracts, agreements and other documents included in the Collateral by reason of this Agreement, nor shall the Administrative Agent or any other Secured Party be obligated to perform any of the obligations or duties of any Pledgor thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Collateral hereunder. The obligations of each Pledgor contained in this Section 11.13 shall survive the termination hereof and the discharge of such Pledgor’s other obligations under this Agreement, the Credit Agreement and the other Loan Documents.

SECTION 11.14 Obligations Absolute

All obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of:

(i) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any other Pledgor;

(ii) any lack of validity or enforceability of the Credit Agreement or any other Loan Document, or any other agreement or instrument relating thereto;

(iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement or any other Loan Document, or any other agreement or instrument relating thereto;

(iv) any pledge, exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

(v) any exercise, non-exercise or waiver of any right, remedy, power or privilege under or in respect hereof, the Credit Agreement or any other Loan Document, or any other agreement or instrument relating thereto, except as specifically set forth in a waiver granted pursuant to the provisions of Section 11.5 hereof; or

(vi) any other circumstances which might otherwise constitute a defense available to, or a discharge of, any Pledgor.

SECTION 11.15 Reserved

SECTION 11.16 Survival of Representations

All representations and warranties of the Pledgors contained in this Agreement shall survive the execution and delivery of this Agreement.

SECTION 11.17 Specific Performance

Without limiting the express references in this Agreement to authorizations for the Administrative Agent to seek and obtain specific performance of covenants set forth herein, each Pledgor further acknowledges and agrees that a breach of any of the covenants contained in Sections 3.4(b), 3.4(g), 3.4(i), 4.9, 4.11, 4.13, 4.14, 4.16, 4.17, 6.1(b), Article VII, 8.1, 9.2, 9.6, 11.5 will cause irreparable injury to the Administrative Agent and the other Secured Parties, that the Administrative Agent and the other Secured Parties have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Administrative Agent or the other Secured Parties to seek and obtain specific performance of other obligations of the Pledgors contained in this Agreement, that the covenants of the Pledgors contained in the Sections referred to in this Section 11.17 shall be specifically enforceable against the Pledgors.

SECTION 11.18 Headings

The title of and section headings in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Agreement.

SECTION 11.19 Indemnity

Each Pledgor hereby agrees to indemnify the Administrative Agent and the other Secured Parties, and their respective successors, assigns, agents and employees, from and against any and all liabilities, damages, penalties, suits, fees, costs, and expenses of any kind and nature (including, without limitation, all expenses of litigation or preparation therefor whether or not the Administrative Agent or any other Secured Party is a party thereto) imposed on, incurred by or asserted against the Administrative Agent or the other Secured Parties, or their respective successors, assigns, agents and employees, in any way relating to or arising out of this Agreement, or the manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any Collateral (including, without limitation, latent and other defects, whether or not discoverable by the Administrative Agent or the other Secured Parties or any Pledgor, and any claim for Patent, Trademark or Copyright infringement) in each case in accordance with Section 9.03 of the Credit Agreement.

SECTION 11.20 Effect of Amendment and Restatement

This Agreement is entered into as an amendment and restatement of the Original Security Agreement. All security interests, pledges, liens, and collateral assignments granted to the Administrative Agent under the Original Security Agreement are hereby renewed and continued in full force and effect, and hereafter will be governed by this Agreement. Without limiting the foregoing, each Pledgor hereby reaffirms its pledge, assignment and grant of a Lien on the Collateral to the Administrative Agent, for the benefit of the Secured Parties.

SECTION 11.21 ABL Intercreditor Agreement

(a) Notwithstanding anything in this Agreement to the contrary, prior to the Discharge of Non-ABL Obligations, the requirements of this Agreement to deliver any Non-ABL Priority Collateral and any certificates, instruments, chattel paper or documents in relation thereto to the Administrative Agent shall be deemed satisfied by delivery of such Collateral and such certificates, instruments, chattel paper or documents in relation thereto to the First Lien/Junior Lien Intercreditor Representative (as bailee for the Administrative Agent pursuant to the terms of the ABL Intercreditor Agreement).

(b) Notwithstanding anything herein to the contrary, this Agreement and each other Loan Document are subject to the terms and conditions set forth in the ABL Intercreditor Agreement in all respects and, in the event of any conflict between the terms of the ABL Intercreditor Agreement and this Agreement, the terms of the ABL Intercreditor Agreement shall govern. Notwithstanding anything herein to the contrary, (i) the priority of the Lien on and security interest in the Non-ABL Priority Collateral granted to the Administrative Agent for the benefit of the Secured Parties pursuant to any Loan Document are expressly subject and subordinate to the Lien on and security interest in the Non-ABL Priority Collateral granted to the Term Loan Facility Administrative Agent pursuant to the Term Loan Facility, and (ii) the exercise of any right or remedy in respect of the Collateral by the Administrative Agent hereunder or under any other Loan Document is subject to the provisions of the ABL Intercreditor Agreement.

ARTICLE XII

THE ADMINISTRATIVE AGENT

JPMorgan Chase Bank, N.A. has been appointed Administrative Agent for the other Secured Parties hereunder pursuant to Article VIII of the Credit Agreement. It is expressly understood and agreed by the parties to this Agreement that any authority conferred upon the Administrative Agent hereunder is subject to the terms of the delegation of authority made by the Secured Parties to the Administrative Agent pursuant to the Credit Agreement, and that the Administrative Agent has agreed to act (and any successor Administrative Agent shall act) as such hereunder only on the express conditions contained in such Article VIII. Any successor Administrative Agent appointed pursuant to Article VIII of the Credit Agreement shall be entitled to all the rights, interests and benefits of the Administrative Agent hereunder.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, each Pledgor and the Administrative Agent have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.

PLEDGORS:

ALERIS INTERNATIONAL, INC., a Delaware Corporation

By:	/s/ Eric M. Rychel
Name: Eric M. Rychel
Title: Executive Vice President, Chief Financial Officer and Treasurer

ALERIS ROLLED PRODUCTS, INC., a Delaware Corporation

By:	/s/ Eric M. Rychel
Name: Eric M. Rychel
Title: President

ALERIS ROLLED PRODUCTS, LLC, a Delaware Limited Liability Company

By:	/s/ Eric M. Rychel
Name: Eric M. Rychel
Title: President

ALERIS ROLLED PRODUCTS SALES CORPORATION, a Delaware Corporation

By:	/s/ Eric M. Rychel
Name: Eric M. Rychel
Title: President

[Signature Page to Amended and Restated Security Agreement]

IMCO RECYCLING OF OHIO, LLC, a Delaware Limited Liability Company

By:	/s/ Eric M. Rychel
Name: Eric M. Rychel
Title: President

ALERIS OHIO MANAGEMENT, INC., a Delaware Corporation

By:	/s/ Eric M. Rychel
Name: Eric M. Rychel
Title: President

NICHOLS ALUMINUM LLC, a Delaware Limited Liability Company

By:	/s/ Eric M. Rychel
Name: Eric M. Rychel
Title: President

[Signature Page to Amended and Restated Security Agreement]

JPMORGAN CHASE BANK, N.A,
as Administrative Agent

By:	/s/ Eric B. Bergeson
Name: Eric B. Bergeson
Title: Authorized Officer

[Signature Page to Amended and Restated Security Agreement]

EXHIBIT 1

[Form of]

ISSUER’S ACKNOWLEDGMENT

The undersigned hereby (i) acknowledges receipt of the Amended and Restated Security Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement), dated as of June 25, 2018, made by Aleris International, Inc., a Delaware corporation, as Company, the other Pledgors party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity and together with any successors in such capacity, the “Administrative Agent”), (ii) agrees promptly to note on its books the security interests granted to the Administrative Agent and confirmed under the Agreement, (iii) agrees that it will comply with instructions of the Administrative Agent with respect to the applicable Securities Collateral (including all Equity Interests of the undersigned) without further consent by the applicable Pledgor, (iv) agrees to notify the Administrative Agent upon obtaining knowledge of any interest in favor of any person in the applicable Securities Collateral that is adverse to the interest of the Administrative Agent therein and (v) waives any right or requirement at any time hereafter to receive a copy of the Agreement in connection with the registration of any Securities Collateral thereunder in the name of the Administrative Agent or its nominee or the exercise of voting rights by the Administrative Agent or its nominee.

[ ]

By:
Name:
Title:

Exh. 6

EXHIBIT 2

[Form of]

SECURITIES PLEDGE AMENDMENT

This Securities Pledge Amendment, dated as of [                ], is delivered pursuant to Section 5.1 of the Amended and Restated Security Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement), dated as of June 25, 2018, made by Aleris International, Inc., as Company, the other Pledgors party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity and together with any successors in such capacity, the “Administrative Agent”). The undersigned hereby agrees that this Securities Pledge Amendment may be attached to the Agreement and that the Pledged Securities listed on this Securities Pledge Amendment shall be deemed to be and shall become part of the Collateral and shall secure all Secured Obligations.

PLEDGED SECURITIES

ISSUER	CLASS OF STOCK OR INTERESTS	PAR VALUE	CERTIFICATE NO(S).	NUMBER OF SHARES OR INTERESTS	PERCENTAGE OF ALL ISSUED CAPITAL OR OTHER EQUITY INTERESTS OF ISSUER

Exh. 2-1

[ ], as Pledgor

By:
Name:
Title:

AGREED TO AND ACCEPTED:

JPMorgan Chase Bank, N.A., as Administrative Agent

By:
Name:
Title:

Exh. 2-2

EXHIBIT 3

[Form of]

JOINDER AGREEMENT

[Date]

Reference is made to the Amended and Restated Security Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement), dated as of June 25, 2018, made by Aleris International, Inc., a Delaware corporation (the “Company”), the other Pledgors party thereto and JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent pursuant to the Credit Agreement (in such capacity and together with any successors in such capacity, the “Administrative Agent”).

This Joinder Agreement supplements the Agreement and is delivered by the undersigned, [                ] (the “New Pledgor”), pursuant to Section 3.5 of the Agreement. The New Pledgor hereby agrees to be bound as a Pledgor and as a Pledgor party to the Agreement by all of the terms, covenants and conditions set forth in the Agreement to the same extent that it would have been bound if it had been a signatory to the Agreement on the date of the Agreement. The New Pledgor also hereby agrees to be bound as a party by all of the terms, covenants and conditions applicable to it set forth in the Credit Agreement to the same extent that it would have been bound if it had been a signatory to the Credit Agreement on the execution date of the Credit Agreement. Without limiting the generality of the foregoing, the New Pledgor hereby grants and pledges to the Administrative Agent, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, a Lien on and security interest in, all of its right, title and interest in, to and under the Collateral and expressly assumes all obligations and liabilities of a Pledgor thereunder. The New Pledgor hereby makes each of the representations and warranties and agrees to each of the covenants applicable to the Pledgors contained in the Agreement.

Annexed hereto are supplements to each of the schedules to the Perfection Certificate with respect to the New Pledgor.

This Joinder Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Joinder Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

Sections 9.09 and 9.10 of the Credit Agreement are incorporated herein, mutatis mutandis, as if a part hereof.

[Signature page follows]

Exh. 3-1

IN WITNESS WHEREOF, the New Pledgor has caused this Joinder Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

[NEW PLEDGOR]

By:
Name:
Title:

AGREED TO AND ACCEPTED:

JPMorgan Chase Bank, N.A., as Administrative Agent

By:
Name:
Title:

[Schedules to be attached]

Exh. 3-2

EXHIBIT 4

[Form of]

COPYRIGHT SECURITY AGREEMENT

Copyright Security Agreement, dated as of [                ], by [                ] and [                ] (individually, a “Pledgor,” and, collectively, the “Pledgors”), in favor of JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent pursuant to the Credit Agreement (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Pledgors are party to an Amended and Restated Security Agreement dated as of June 25, 2018 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”) in favor of the Administrative Agent pursuant to which the Pledgors are required to execute and deliver this Copyright Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent, for the benefit of the Secured Parties, to enter into the Credit Agreement, the Pledgors hereby agree with the Administrative Agent as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Agreement and used herein have the meaning given to them in the Agreement.

SECTION 2. Grant of Security Interest in Copyright Collateral. Each Pledgor hereby pledges and grants to the Administrative Agent for the benefit of the Secured Parties a Lien on and security interest in and to all of its right, title and interest in, to and under all the following Collateral of such Pledgor (the “Copyright Collateral”):

(a) Copyrights and Exclusive Copyright Licenses of such Pledgor, including those listed on Schedule I attached hereto; and

(b) all Proceeds of any and all of the foregoing (other than Excluded Assets).

SECTION 3. Agreement. The security interest granted pursuant to this Copyright Security Agreement is granted in conjunction with the security interest granted to the Administrative Agent pursuant to the Agreement and the Pledgors hereby acknowledge and affirm that the rights and remedies of the Administrative Agent with respect to the security interest in the Copyright Collateral made and granted hereby are more fully set forth in the Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Copyright Security Agreement is deemed to conflict with the Agreement, the provisions of the Agreement shall control unless the Administrative Agent shall otherwise determine.

Exh. 4-1

SECTION 4. Termination. Upon the payment in full of the Secured Obligations, termination of all Commitments, and termination of the Agreement, the Administrative Agent shall execute, acknowledge, and deliver to the Pledgors an instrument in writing in recordable form releasing the collateral pledge, grant, assignment, Lien and security interest in the Copyright Collateral under this Copyright Security Agreement.

SECTION 5. Counterparts. This Copyright Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Copyright Security Agreement by signing and delivering one or more counterparts. Delivery of an executed counterpart of a signature page of this Copyright Security Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Copyright Security Agreement.

SECTION 6. Governing Law. This Copyright Security Agreement and the transactions contemplated hereby, and all disputes between the parties under or relating to this Copyright Security Agreement or the facts or circumstances leading to its execution, whether in contract, tort or otherwise, shall be construed in accordance with and governed by the laws (including statutes of limitation) of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.

[signature page follows]

Exh. 4-2

IN WITNESS WHEREOF, each Pledgor has caused this Copyright Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

Very truly yours,

[PLEDGORS]

By:
Name:
Title:

Accepted and Agreed:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

Exh. 4-3

SCHEDULE I

to

COPYRIGHT SECURITY AGREEMENT

COPYRIGHT REGISTRATIONS AND COPYRIGHT APPLICATIONS

Copyright Registrations:

OWNER	REGISTRATION NUMBER	TITLE

Copyright Applications:

OWNER	TITLE

Exclusive Copyright Licenses:

Exh. 4-4

EXHIBIT 5

[Form of]

PATENT SECURITY AGREEMENT

Patent Security Agreement, dated as of [                ], by [                ] and [                ] (individually, a “Pledgor,” and, collectively, the “Pledgors”), in favor of JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent pursuant to the Credit Agreement (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Pledgors are party to an Amended and Restated Security Agreement dated as of June 25, 2018 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”) in favor of the Administrative Agent pursuant to which the Pledgors are required to execute and deliver this Patent Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent, for the benefit of the Secured Parties, to enter into the Credit Agreement, the Pledgors hereby agree with the Administrative Agent as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Agreement and used herein have the meaning given to them in the Agreement.

SECTION 2. Grant of Security Interest in Patent Collateral. Each Pledgor hereby pledges and grants to the Administrative Agent for the benefit of the Secured Parties a Lien on and security interest in and to all of its right, title and interest in, to and under all the following Collateral of such Pledgor (the “Patent Collateral”):

(a) Patents of such Pledgor, including those listed on Schedule I attached hereto; and

(b) all Proceeds of any and all of the foregoing (other than Excluded Assets).

SECTION 3. Agreement. The security interest granted pursuant to this Patent Security Agreement is granted in conjunction with the security interest granted to the Administrative Agent pursuant to the Agreement and the Pledgors hereby acknowledge and affirm that the rights and remedies of the Administrative Agent with respect to the security interest in the Patent Collateral made and granted hereby are more fully set forth in the Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Patent Security Agreement is deemed to conflict with the Agreement, the provisions of the Agreement shall control unless the Administrative Agent shall otherwise determine.

Exh. 5-1

SECTION 4. Termination. Upon the payment in full of the Secured Obligations, the termination of all Commitments, and termination of the Agreement, the Administrative Agent shall execute, acknowledge, and deliver to the Pledgors an instrument in writing in recordable form releasing the collateral pledge, grant, assignment, Lien and security interest in the Patent Collateral under this Patent Security Agreement.

SECTION 5. Counterparts. This Patent Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Patent Security Agreement by signing and delivering one or more counterparts. Delivery of an executed counterpart of a signature page of this Patent Security Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Patent Security Agreement.

SECTION 6. Governing Law. This Patent Security Agreement and the transactions contemplated hereby, and all disputes between the parties under or relating to this Patent Security Agreement or the facts or circumstances leading to its execution, whether in contract, tort or otherwise, shall be construed in accordance with and governed by the laws (including statutes of limitation) of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.

[signature page follows]

Exh. 5-2

IN WITNESS WHEREOF, each Pledgor has caused this Patent Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

Very truly yours,

[PLEDGORS]

By:
Name:
Title:

Accepted and Agreed:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

Exh. 5-3

SCHEDULE I

to

PATENT SECURITY AGREEMENT

PATENT REGISTRATIONS AND PATENT APPLICATIONS

Patent Registrations:

OWNER	REGISTRATION NUMBER	NAME

Patent Applications:

OWNER	APPLICATION NUMBER	NAME

Exh. 5-4

EXHIBIT 6

[Form of]

TRADEMARK SECURITY AGREEMENT

Trademark Security Agreement, dated as of [                ], by [                ] and [                ] (individually, a “Pledgor,” and, collectively, the “Pledgors”), in favor of JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent pursuant to the Credit Agreement (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Pledgors are party to an Amended and Restated Security Agreement dated as of June 25, 2018 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”) in favor of the Administrative Agent pursuant to which the Pledgors are required to execute and deliver this Trademark Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent, for the benefit of the Secured Parties, to enter into the Credit Agreement, the Pledgors hereby agree with the Administrative Agent as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Agreement and used herein have the meaning given to them in the Agreement.

SECTION 2. Grant of Security Interest in Trademark Collateral. Each Pledgor hereby pledges and grants to the Administrative Agent for the benefit of the Secured Parties a Lien on and security interest in and to all of its right, title and interest in, to and under all the following Collateral of such Pledgor (the “Trademark Collateral”):

(a) Trademarks of such Pledgor, including those listed on Schedule I attached hereto, but excluding any Trademarks that are Excluded Assets;

(b) all goodwill associated with such Trademarks; and

(c) all Proceeds of any and all of the foregoing (other than Excluded Assets).

SECTION 3. Agreement. The security interest granted pursuant to this Trademark Security Agreement is granted in conjunction with the security interest granted to the Administrative Agent pursuant to the Agreement and the Pledgors hereby acknowledge and affirm that the rights and remedies of the Administrative Agent with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Trademark Security Agreement is deemed to conflict with the Agreement, the provisions of the Agreement shall control unless the Administrative Agent shall otherwise determine.

Exh. 6-1

SECTION 4. Termination. Upon the payment in full of the Secured Obligations, the termination of all Commitments, and termination of the Agreement, the Administrative Agent shall execute, acknowledge, and deliver to the Pledgors an instrument in writing in recordable form releasing the collateral pledge, grant, assignment, Lien and security interest in the Trademark Collateral under this Trademark Security Agreement.

SECTION 5. Counterparts. This Trademark Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Trademark Security Agreement by signing and delivering one or more counterparts. Delivery of an executed counterpart of a signature page of this Trademark Security Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Trademark Security Agreement.

SECTION 6. Governing Law. This Trademark Security Agreement and the transactions contemplated hereby, and all disputes between the parties under or relating to this Trademark Security Agreement or the facts or circumstances leading to its execution, whether in contract, tort or otherwise, shall be construed in accordance with and governed by the laws (including statutes of limitation) of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.

[signature page follows]

Exh. 6-2

IN WITNESS WHEREOF, each Pledgor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

Very truly yours,

[PLEDGORS]

By:
Name:
Title:

Accepted and Agreed:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

Exh. 6-3

SCHEDULE I

to

TRADEMARK SECURITY AGREEMENT

TRADEMARK REGISTRATIONS AND TRADEMARK APPLICATIONS

Trademark Registrations:

OWNER	REGISTRATION NUMBER	TRADEMARK

Trademark Applications:

OWNER	APPLICATION NUMBER	TRADEMARK

Exh. 6-4

EXHIBIT 7

[Form of]

PERFECTION CERTIFICATE